UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
VAXCYTE, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit requirement by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vaxcyte, Inc.

825 Industrial Road

Suite 300

San Carlos, California 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:30 A.M. PACIFIC TIME ON MONDAY, JUNE 15, 2026

Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Vaxcyte, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Monday, June 15, 2026 at 8:30 a.m. Pacific Time via live webcast for the following purposes:

1.

To elect the three nominees for Class III director named in the accompanying Proxy Statement to hold office until the Company’s 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

This year’s Annual Meeting will be accessible through the internet via a live webcast. You will be able to attend the virtual Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/PCVX2026 and entering the 16-digit number included in your proxy card. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The record date for the Annual Meeting is April 20, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting ten days prior to the Annual Meeting by contacting Vaxcyte investor relations via email at investors@vaxcyte.com.

Beginning on or about April 23, 2026, a Notice of Internet Availability of Proxy Materials will be mailed to our stockholders of record as of April 20, 2026. We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. The proxy statement, the accompanying proxy or voting instruction card and our annual report are available at www.proxyvote.com. As more fully described in the notice, all stockholders may choose to access these materials online or may request printed or emailed copies.

Your vote is important. Whether or not you expect to attend our Annual Meeting, please vote as soon as possible. We appreciate your continued support of the Company.

By the order of the Board of Directors,

/s/ Mikhail Eydelman

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

San Carlos, California

April 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on Monday, June 15, 2026 at 8:30 a.m. Pacific Time at

www.virtualshareholdermeeting.com/PCVX2026. The proxy statement and our annual report are available at

www.proxyvote.com.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Actual events or results may differ from those expressed in forward-looking statements. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission and other subsequent documents we file with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or alter any statements as a result of new information, future events or otherwise, except as required by law.

VAXCYTE, INC.

825 Industrial Road

Suite 300

San Carlos, California 94070

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:30 A.M. PACIFIC TIME

ON MONDAY, JUNE 15, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Vaxcyte, Inc. (sometimes referred to as the “Company” or “Vaxcyte”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 23, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the internet via a live webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 20, 2026 or hold a valid proxy for the meeting. We have structured our virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

You will be able to attend the virtual Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/PCVX2026 and entering the 16-digit number included in your proxy card.

Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investors & Media section of our website, http://investors.vaxcyte.com, including information on when the meeting will be reconvened.

We will provide our stockholders the opportunity to ask questions and make statements about a proposal during the formal business of the meeting. Questions and comments of a general nature will be held until after the conclusion of the formal business of the Annual Meeting. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This live question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our Investors & Media website prior to the date of the Annual Meeting, and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions. Out of consideration for other stockholders, we request that stockholders limit questions and comments to one and time to two minutes or less. This will allow every stockholder who wishes to speak an opportunity to do so.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 144,387,225 shares of our common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 20, 2026 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting if you attend online, vote by proxy through the internet or by telephone or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If on April 20, 2026 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, dealer or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are electronically present online at the meeting or represented by proxy. On the record date, there were 144,387,225 shares of common stock outstanding and entitled to vote. Thus, the holders of 72,193,613 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares electronically present online at the Annual Meeting or represented by proxy may adjourn the meeting to another date.

What am I voting on?

There are three proposals scheduled for a vote at the Annual Meeting:

Proposal No. 1: To elect the three nominees for Class III director named herein to hold office until our 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 3: Advisory approval of the compensation of our named executive officers.

What if another matter is properly brought before the meeting?

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our common stock they represent according to their judgment.

How do I vote?

For Proposal No. 1, election of Class III directors, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.

For Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, you may vote “For” or “Against” or “Abstain” from voting.

For Proposal No. 3, advisory approval of the compensation of our named executive officers, you may vote “For” or “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.

•

By Telephone: To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. EST on June 14, 2026 to be counted.

•

By Internet: To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. EST on June 14, 2026 to be counted.

•

By Mail: If you requested printed copies of the proxy materials by mail, you may vote using the proxy card. Simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

At the Annual Meeting: To vote at the Annual Meeting, you must be present via live webcast. To vote through the internet during the meeting, log into the Annual Meeting website at www.virtualshareholdermeeting.com/PCVX2026 and following the instructions provided on the website. We encourage you to vote your proxy by internet, telephone or mail prior to the meeting, even if you plan to attend the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than directly from us.

•

By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone, electronically on the internet or by mail using the proxy card provided by your bank, broker or other agent. Simply follow the instructions in the notice provided by your broker, bank or other agent to ensure that your vote is counted.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

•

At the Annual Meeting: To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. We encourage you to vote your proxy by internet, telephone or mail prior to the meeting, even if you plan to attend the Annual Meeting.

Regarding internet proxy voting, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and cellular companies.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet (only the latest proxy submitted prior to the Annual Meeting will be counted).

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 825 Industrial Road, Suite 300, San Carlos, California 94070.

•	You may attend, and vote online during, the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change your vote.

How many votes do I have?

On each matter to be voted upon, each share of our common stock that you own as of April 20, 2026 entitles you to one vote.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1 to elect the three nominees for director; “For” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and “For” Proposal No. 3 for the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent on how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the listing requirements of the Nasdaq Global Select Market (“Nasdaq”), brokers, banks and other securities intermediaries that are subject to Nasdaq rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under Nasdaq rules, but not with respect to “non-routine” matters. In this regard, Proposals No. 1 and 3 are considered to be “non-routine” matters under Nasdaq rules, meaning that your broker may not vote your shares on Proposals No. 1 and 3 in the absence of your voting instructions. However, Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is considered to be a “routine” matter under Nasdaq rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal No. 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

Proposal No. 1: Directors will be elected by a plurality of the votes cast, meaning that the three nominees who receive the most “For” votes from the holders of shares present online or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the outcome.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the proposal must receive “For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Proposal No. 3: This proposal, commonly referred to as the “say-on-pay” vote, must receive “For” votes from the holders of a majority shares present online or represented by proxy and entitled to vote on the matter. Since this proposal is an advisory vote, the result will not be binding on our Board of Directors. However, our Board of Directors values our stockholders’ opinions, and our Board of Directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for:

•	Proposal No. 1, votes “For,” “Withhold” and broker non-votes;

•	Proposal No. 2, votes “For” and “Against” as well as “Abstain”; and

•	Proposal No. 3, votes “For,” “Against,” “Abstain” and broker non-votes.

For Proposal No. 1, the election of directors is determined by a plurality of votes cast, so a “Withhold” vote and broker non-votes will not be counted in determining the outcome of such proposal.

For Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, abstentions and broker non-votes will be counted towards the vote total and will have the same effect as “Against” votes. As explained below, broker non-votes are not expected on this proposal.

For Proposal No. 3, advisory approval of the compensation of our named executive officers, abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under Nasdaq rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposals No. 1 and 3, are considered to be “non-routine” matters under Nasdaq rules, we expect broker non-votes to exist in connection with Proposals No. 1 and 3. Proposal No. 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is considered to be a “routine” matter under Nasdaq rules, and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide your voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders, your proposal (including any director nominations) must be submitted in writing by December 24, 2026 to our Corporate Secretary at 825 Industrial Road, Suite 300, San Carlos, California 94070, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2027 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after June 15, 2027, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws (our “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2027 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 17, 2027 and no earlier than the close of business on February 15, 2027; provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after June 15, 2027, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by our Board of Directors for the 2027 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws, if the 2027 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19 under the Exchange Act.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. We currently have three directors in each of Class I, Class II and Class III. Each class serves for a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors unless the Board of Directors determines by resolution that any such vacancies will be filled by stockholders. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors presently has nine directors. The three directors in Class III whose terms of office expire in 2026 and who will be standing for election at the Annual Meeting, and their ages as of April 23, 2026, are set forth in the table below.

Name	Director Since	Age
Olivier Brandicourt, M.D.	May 2025	70
Halley Gilbert, J.D.	April 2020	56
Grant E. Pickering, M.B.A.	November 2013	58

If elected at the Annual Meeting, these nominees would serve until the 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Our policy is to encourage directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2025 Annual Meeting, which was held virtually.

The following includes a brief biography of each nominee for Class III director and each of our Class I and Class II directors continuing to serve on the Board of Directors, including their respective ages, as of April 23, 2026. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.

Class III Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Olivier Brandicourt, M.D. Dr. Brandicourt, 70, has served on our Board of Directors since May 2025. Dr. Brandicourt has served as a Senior Advisor at Blackstone Life Sciences, a private global investment platform, since May 2021. Dr. Brandicourt has served as a member of the boards of directors of Alnylam Pharmaceuticals, Inc. since March 2020, and BeOne Medicines Ltd. since January 2024, both publicly traded companies. Dr. Brandicourt has also served as a member of the boards of directors of Dewpoint Therapeutics, Inc. since June 2020, and AvenCell Therapeutics, Inc. since July 2021, both privately held companies. Dr. Brandicourt served as Chief Executive Officer of the publicly traded multinational pharmaceutical companies Sanofi S.A. from 2015 to

2019, and Bayer HealthCare AG from 2013 to 2015. For 13 years prior to that, Dr. Brandicourt held various leadership positions at Pfizer Inc., a publicly traded multinational pharmaceutical company. Dr. Brandicourt studied medicine in Paris where he specialized in Infectious Diseases and Tropical Medicine and holds a master’s degree in biology from University of Paris XII and an advanced degree in cellular and immunological pathophysiology from Paris Descartes University. Dr. Brandicourt was selected to serve on our Board of Directors because of his distinguished career as a biopharmaceutical executive.

Halley Gilbert, J.D. Ms. Gilbert, 56, has served on our Board of Directors since April 2020. Ms. Gilbert has served as Chief Legal Officer and Chief Operating Officer of Tubulis GmbH, a privately held clinical stage biotechnology company, since July 2025, and as a member of the boards of directors of Arcutis Biotherapeutics, Inc. since May 2020, and CytomX Therapeutics, Inc. since April 2020, both publicly traded biopharmaceutical companies. Ms. Gilbert previously served as Chief Legal Officer of CARGO Therapeutics, Inc., a publicly traded biotechnology company, from September 2023 to August 2025 when it was acquired by Concentra Biosciences, Chief Legal Officer of Neogenomics, Inc., a publicly traded cancer diagnostics company, from August 2021 to May 2022, and Chief Operating Officer and Chief Business Officer at Adagio Therapeutics, Inc. from June 2020 to August 2021. From 2008 to February 2020, Ms. Gilbert served in various roles at Ironwood Pharmaceuticals, Inc., a biopharmaceutical company, including as Senior Vice President, Corporate Development and Chief Administrative Officer from March 2019 to February 2020, as Senior Vice President, Chief Legal Officer and Corporate Secretary from 2014 to March 2019 and as Vice President, General Counsel and Corporate Secretary from 2008 to 2014. Prior to joining Ironwood Pharmaceuticals, Ms. Gilbert was Vice President, Deputy General Counsel at Cubist Pharmaceuticals, Inc. and previously served as corporate counsel at Genzyme Corp., prior to its acquisition by Sanofi. Ms. Gilbert began her career at Skadden, Arps, Slate, Meagher & Flom LLP, where she specialized in mergers and acquisitions and securities law. Ms. Gilbert previously served on the boards of directors of Dermira, Inc., a medical dermatology company, from November 2019 to February 2020, when it was acquired by Eli Lilly and Company, and Achaogen, Inc., a biopharmaceutical company, from January 2017 to April 2019. Ms. Gilbert holds a B.A. from Tufts University and a J.D. from Northwestern University School of Law. Ms. Gilbert was selected to serve on our Board of Directors because of the depth of her biotechnology industry management and operations expertise and public company board of directors experience.

Grant E. Pickering M.B.A. Mr. Pickering, 58, is our co-founder and has served as our Chief Executive Officer and as a member of our Board of Directors since November 2013. Mr. Pickering also served as our President from November 2013 until January 2021. Mr. Pickering has served as a member of the board of directors of LeonaBio, Inc. (formerly Athira Pharma, Inc.), a publicly traded biopharmaceutical company, since January 2022. Mr. Pickering previously served as Chief Executive Officer and a director of Juvaris BioTherapeutics, Inc., a privately held biopharmaceutical company, from March 2008 to December 2023, and as Strategic Advisor at Atreca, Inc., a biotechnology company, from May 2013 to April 2015. Mr. Pickering also previously served as Chief Executive Officer of Mymetics Corporation, a developer of virosomal vaccines for infectious diseases, an Executive-in-Residence at Kleiner Perkins, a venture capital firm, and Senior Vice President of Operations of Dendreon Corporation, a biopharmaceutical company. Mr. Pickering began his career at the publicly traded multinational pharmaceutical companies Johnson & Johnson, followed by GSK plc. Mr. Pickering holds a B.S. in Marketing from Penn State University and an M.B.A. from Georgetown University. Mr. Pickering was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF OUR NOMINEES NAMED ABOVE.

Class I Directors Continuing in Office Until the 2027 Annual Meeting

Annie Drapeau. Ms. Drapeau, 59, has served on our Board of Directors since September 2021. Ms. Drapeau has served as Chief Human Resources Officer of Ascend Learning, a privately held healthcare and learning technology company, since June 2025. Ms. Drapeau has served as Chair of Bucknell University’s Board of Trustees since June 2024, where she previously served as Vice Chair from 2021 to 2024 after joining the board in 2019. Ms. Drapeau previously served as Chief People Officer of Toast, Inc., a publicly traded cloud-based restaurant management software company, from May 2019 to May 2024 and Chief People Officer of Moderna Therapeutics, Inc., a publicly traded pharmaceutical and biotechnology company, from October 2016 to May 2019. From April 2015 to October 2016, Ms. Drapeau served as Operating Partner of Bain Capital, a private investment firm. From March 2010 to March 2015, Ms. Drapeau served as Executive Vice President, Strategy and Talent for Iron Mountain Inc., a publicly traded enterprise information management services company. Additionally, Ms. Drapeau has served as Chief People Officer at VistaPrint and Digitas, and started her career in finance roles at JP Morgan and PepsiCo. Ms. Drapeau holds a B.S. in Chemical Engineering from Bucknell University, and an M.B.A. from the Tuck School of Business at Dartmouth College. Ms. Drapeau was selected to serve on our Board of Directors because of the depth of her life sciences industry and operations expertise.

Teri Loxam. Ms. Loxam, 54, has served on our Board of Directors since September 2021. Ms. Loxam has served as Chief Financial Officer of Compass Pathways plc, a publicly traded biotechnology company, since March 2024, and as a member of the board of directors of Cardiol Therapeutics Inc., a publicly traded life sciences company, since May 2022. Ms. Loxam has been a board advisor to Warriorside, a nonprofit organization benefiting military veterans and first responders, since April 2025. Ms. Loxam previously served as Chief Financial Officer of Gameto, a privately held biotechnology company, from April 2023 to October 2023, Chief Financial Officer and Chief Operating Officer of Kira Pharmaceuticals, a privately held biotechnology company, from November 2021 to March 2023, and Chief Financial Officer of SQZ Biotechnologies, a publicly traded biotechnology company, from September 2019 to November 2021. From August 2015 to August 2019, Ms. Loxam was at Merck & Co., Inc., a publicly traded multinational pharmaceutical company, where she served as Senior Vice President of Investor Relations and Global Communications. Before that, from July 2012 to August 2015, Ms. Loxam served as Vice President of Investor Relations at IMAX, an entertainment technology company. From June 2001 to July 2012, Ms. Loxam had a number of roles of increasing responsibility across Strategy, Treasury and Investor Relations at Bristol-Myers Squibb, a publicly traded multinational pharmaceutical company. Ms. Loxam holds an M.B.A. from the University of California, Irvine, Paul Merage School of Business, and a B.Sc. from the University of Victoria. Ms. Loxam was selected to serve on our Board of Directors because of the depth of her life sciences industry, investor relations and financial expertise.

Carlos Paya, M.D., Ph.D. Dr. Paya, 67, has served as a member and chairman of our Board of Directors since October 2021. Dr. Paya has served as a Venture Partner at Abingworth LLP (acquired by The Carlyle Group Inc.) since January 2020. Dr. Paya has served on the boards of directors of Collegium Pharmaceutical, Inc., a publicly traded biopharmaceutical company, since May 2025, IMU Biosciences, a privately held biotechnology company, since March 2025, and as chairman of the board directors of Highlight Therapeutics S.L, a privately held immuno-oncology company, since January 2020. Dr. Paya serves as a Senior Advisor to Ysios Capital, a privately held life sciences investor, and Launch Therapeutics, a privately held clinical development company. Dr. Paya previously served as President, Chief Executive Officer and director of Immune Design Corp, a publicly traded therapeutic vaccines company, from May 2011 to May 2019 when it was acquired by Merck & Co., Inc., and as President of Elan Corporation, a publicly traded pharmaceutical company, which was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya served as Vice President of the Lilly Research Laboratories at Eli Lilly & Company, a publicly traded pharmaceutical company, from September 2001 to November 2008. From January 1991 to August 2001, Dr. Paya was professor of medicine, immunology, and pathology, and vice dean of the clinical investigation program at the Mayo Clinic in Rochester, Minnesota. Dr. Paya previously served as a member of the boards of directors of Standard BioTools, Inc., a publicly traded biological research equipment company, from March 2017 to January 2024, where he also served as chairman from May 2020 to January 2024 when it merged with SomaLogic, Inc., and of Mallinckrodt Pharmaceuticals, a publicly traded pharmaceutical company, from May 2019 to June 2022. Dr. Paya holds M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. Dr. Paya was selected to serve on our Board of Directors because of his experience in the life sciences industry.

Class II Directors Continuing in Office Until the 2028 Annual Meeting

John Furey. Mr. Furey, 61, has served on our Board of Directors since July 2024. Mr. Furey has served as Executive Chairman of the board of directors of Imvax, Inc., a privately held clinical-stage biotechnology company, since October 2025, where he previously served as Chief Executive Officer and board member from September 2019 to August 2025.Mr. Furey previously served as Chief Operating Officer of Spark Therapeutics, Inc., a publicly traded biotechnology company, from December 2016 to January 2019. Prior to joining Spark Therapeutics, Mr. Furey served as the senior vice president and head of global operations at Baxalta, a spin off company of Baxter International. Earlier in his career, he held both commercial and operations positions of increasing scope and responsibility with Wyeth Pharmaceuticals, Pfizer and Baxter. Mr. Furey served as a member of the boards of directors of Adaptimmune Therapeutics plc, a publicly traded clinical-stage biopharmaceutical company, from July 2018 to November 2025, and Sensorion SA, a privately held clinical-stage biopharmaceutical company, from September 2019 to April 2025. Mr. Furey holds an executive M.B.A. from St. Joseph’s University, Philadelphia, a B.S. from Trinity College, Dublin, and a diploma in Environmental Health from the Technological University, Dublin. Mr. Furey was selected to serve on our Board of Directors for his more than 30 years of experience in developing and implementing operational strategies and leading commercial and technical teams.

Jacks Lee. Mr. Lee, 62, has served on our Board of Directors since November 2023. Mr. Lee is currently President and owner of JL Innovative Transformations LLC, an advisory and consultancy company that he founded in June 2022, and has served as a board advisor to Clarus Biologics Inc., a privately held pre-clinical biotechnology company, since October 2025. Mr. Lee previously held various leadership roles at Merck & Co., Inc., a publicly traded multinational pharmaceutical company, from 2007 to June 2023, where he most recently served as Senior Vice President of Global Manufacturing & Supply from 2014 until June 2023. Prior to Merck & Co., he held various roles of increasing responsibility with Sanofi Aventis and its predecessor companies from 1988 to 2007, including Head of Manufacturing Global Pharmaceutical Products from 2002 to 2004 and Head of Manufacturing Vaccines and Biologics from 2004 to 2007. Mr. Lee previously served as a member of the board of directors of G1 Therapeutics, Inc., a publicly traded biopharmaceutical company, from June 2022 to September 2024, when it was acquired by Pharmacosmos A/S. Mr. Lee holds an M.S. in Industrial Management from the University of Central Missouri and earned his B.S. in Industrial Engineering at the University of Wisconsin–Madison. Mr. Lee was selected to serve on our Board of Directors for his more than 30 years of experience having led global strategic supply and manufacturing operations at leading multi-national pharmaceutical companies, with a significant focus on vaccines and biopharmaceuticals.

Heath Lukatch, Ph.D. Dr. Lukatch, 58, has served on our Board of Directors since May 2018. Dr. Lukatch has served as Founder and Managing Partner of Red Tree Venture Capital, a life sciences venture capital firm, since March 2020. Dr. Lukatch currently serves as a member of the boards of directors of numerous privately held companies, including Inversion Therapeutics Inc. since December 2025, Engrail Therapeutics since March 2024, Acrigen Biosciences, where he is board chair, since July 2021, Excellergy Therapeutics since January 2021, and Magnus Medical, Inc., where he is board chair, since December 2020. From 2015 to 2020, Dr. Lukatch held various roles at TPG, Inc., a private equity firm, including Partner and Managing Director, TPG Biotech from May 2015 to December 2017 and Partner, TPG Growth and RISE from January 2018 to March 2020. In 2006, Dr. Lukatch co-founded Novo Ventures’ San Francisco office, where he was a Partner through 2015. Prior to joining Novo Ventures, Dr. Lukatch was a Managing Director responsible for biotechnology venture investments at Piper Jaffray Ventures and SightLine Partners. Dr. Lukatch previously served as a chairman of the boards of directors of Inogen, Inc., a publicly traded medical technology company, from December 2006 to March 2022, Engage Therapeutics, Inc., a privately held pharmaceutical company, from September 2017 to June 2020, when it was acquired by UCB, and Satsuma Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from December 2016 to June 2023. Dr. Lukatch also served as a member of the boards of directors of Bicara Therapeutics from July 2023 to September 2024, Virsti Therapeutics from April 2021 to April 2023, Cargo Therapeutics, Inc. from January 2021 until its initial public offering in November 2023, Flexion Therapeutics, Inc., a publicly traded biopharmaceutical company, from December 2012 to November 2021, when it was acquired by Pacira BioSciences, Inc., ViaCyte Inc. from November 2018 to December 2020, Ceribell, Inc. from September 2018 to December 2020, and Halo Neuroscience from November 2017 to October 2020. Prior to becoming an investor, Dr. Lukatch worked as a strategy consultant with McKinsey & Company and was co-founder and CEO of AutoMate Scientific, Inc., a biotechnology instrumentation company. In addition, Dr. Lukatch was a bench scientist at Chiron, Roche Bioscience and Cetus, doing molecular biology, electrophysiology and protein chemistry, respectively. Dr. Lukatch holds a B.A. with high honors in Biochemistry from the University of California at Berkeley and a Ph.D. in Neuroscience from Stanford University where he was a DOD USAF Fellow. Dr. Lukatch was selected to serve on our Board of Directors because of his extensive industry experience, his experience with venture capital investments and his experience of serving on the board of directors for several biopharmaceutical and healthcare companies.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors & Media section of our website, http://investors.vaxcyte.com, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Olivier Brandicourt, Annie Drapeau, John Furey, Halley Gilbert, Jacks Lee, Teri Loxam, Heath Lukatch, Carlos Paya and former director Peter Hirth (who retired in June 2025) do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq listing standards.

In addition, our Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.” Mr. Pickering is not considered independent because he currently serves as our Chief Executive Officer.

Board Leadership Structure

Our Board of Directors is currently led by our Chairman, Carlos Paya. Our Board of Directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our chairman provides guidance to our Chief Executive Officer and presides over meetings of the full Board of Directors. We believe that this separation of responsibilities provides a balanced approach to managing our Board of Directors and overseeing the Company.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board of Directors in Risk Oversight

Our Board of Directors has responsibility to oversee the Company’s risk management processes. Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, regularly discusses with management major risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal, regulatory, cyber and reputational risks.

Our Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors. Our Audit Committee oversees and monitors risk management and reviews with management and our independent registered public accounting firm, as appropriate, our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Periodically, the Audit Committee reviews our policies, processes and controls with respect to risk assessment, risk management, loss prevention and regulatory compliance.

Our Compensation Committee is responsible for overseeing our practices and policies regarding talent acquisition, retention, development and compensation as they relate to risk management and risk-taking incentives to determine whether such policies and practices encourage excessive or inappropriate risk taking by employees.

Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole. While our Board of Directors and its committees have an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Meetings of the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2025 for the Board of Directors and each of its committees:

	Audit	Compensation	Nominating and Corporate Governance
Total number of committee meetings during 2025	5	7	2
Olivier Brandicourt(1)
Annie Drapeau		C	✓
John Furey		✓
Halley Gilbert	✓		C
Jacks Lee	✓
Teri Loxam	C
Heath Lukatch		✓
Carlos Paya
Grant E. Pickering

C	Chair
✓	Member

(1)	Dr. Brandicourt was appointed to the Nominating and Corporate Governance Committee in March 2026 and did not serve on any committees prior to that appointment.

The Board of Directors met 11 times during 2025. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2025 for which he or she was a director or committee member.

Director Skills and Qualifications

Our Board of Directors is composed of highly qualified directors with a mix of skills that are directly relevant to Vaxcyte’s strategy and long-term growth priorities. We regularly evaluate the composition of our Board of Directors to ensure we maintain the expertise necessary to oversee the Company’s evolving strategy and key business initiatives.

The following includes a skills and qualifications matrix highlighting many of the key experiences and competencies our directors bring to the Company.

Skill Areas	Carlos Paya	Olivier Brandicourt	Annie Drapeau	John Furey	Halley Gilbert	Jacks Lee	Teri Loxam	Heath Lukatch	Grant Pickering
Audit/Accounting	✓	✓			✓	✓	✓		✓
Business Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/Sales	✓	✓	✓	✓	✓	✓	✓	✓	✓
Company’s Sector	✓	✓	✓	✓	✓	✓	✓	✓	✓
Commercial	✓	✓		✓	✓		✓		✓
Complex/Multi-national Corporation	✓	✓	✓			✓	✓		✓
Corporate Governance/Ethics/Social Responsibility	✓	✓	✓		✓	✓	✓	✓
Data Privacy/Cybersecurity/Information Technology	✓					✓	✓
Drug Development	✓			✓	✓		✓	✓	✓
Engineering	✓			✓		✓
Environmental	✓			✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Capital Markets	✓	✓		✓	✓	✓	✓	✓	✓
Government Affairs/Regulation	✓	✓			✓
Human Resources	✓	✓	✓		✓	✓	✓		✓
International Business	✓	✓	✓	✓		✓
Law/Compliance	✓				✓
Manufacturing	✓			✓	✓	✓			✓
Marketing/Media/Public Relations	✓	✓	✓	✓			✓		✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations/Supply Chain	✓			✓	✓	✓			✓
Healthcare Policy	✓	✓
Risk Management	✓	✓	✓		✓	✓	✓		✓
Scientific Research	✓							✓
Stakeholder/Investor Relations	✓	✓		✓	✓		✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Director	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Executive	✓	✓	✓	✓	✓	✓	✓		✓

Information Regarding Committees of the Board of Directors

Below is a description of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of our committees are available to stockholders on the Investors & Media section of our website at http://investors.vaxcyte.com. Each of the committees has authority to engage legal counsel, consultants or other experts, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Teri Loxam (Chairperson), Halley Gilbert and Jacks Lee, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Ms. Loxam is an “audit committee financial expert” within the meaning of SEC regulations.

Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•

discussing with management and the independent registered public accounting firm the results of our annual audit and reviewing any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in our annual proxy statement and periodic reports;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;

•

discussing with management and the independent registered public accounting firm management risks relating to data privacy, technology and information security, including cyber security and backup of information systems, and the steps the Company has taken to monitor and control such exposures;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	reviewing related person transactions;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

obtaining and reviewing a report by the Company’s independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	reviewing and assessing, at least annually, the performance of the Audit Committee and adequacy of its charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This Report of the Audit Committee of the Board of Directors is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,
The Audit Committee of the Board of Directors

Teri Loxam (Chairperson)
Halley Gilbert
Jacks Lee

Compensation Committee

Our Compensation Committee currently consists of Annie Drapeau (Chairperson), John Furey and Heath Lukatch. During fiscal year 2025 and until his retirement on June 15, 2025, Peter Hirth was a member of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the applicable Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending for approval to our Board of Directors, the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity-based plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	establishing and monitoring stock ownership guidelines for directors and executive officers of the Company as the Compensation Committee determines to be necessary or appropriate;

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and

•	reviewing and assessing, at least annually, the performance of the Compensation Committee and adequacy of its charter.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the section of this proxy statement titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This Report of the Compensation Committee of the Board of Directors is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Annie Drapeau (Chairperson)
John Furey
Heath Lukatch

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Halley Gilbert (Chairperson), Annie Drapeau and Olivier Brandicourt (who was appointed to the Nominating and Corporate Governance Committee in March 2026). During fiscal year 2025 and until his retirement on June 15, 2025, Peter Hirth was a member of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•

identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors as part of ongoing Board of Directors evaluation and refreshment;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;

•

reviewing and considering environmental, social responsibility and sustainability matters as the Nominating and Corporate Governance Committee determines appropriate and making recommendations to our Board of Directors regarding, or taking action with respect to, such matters;

•	overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and adequacy of its charter.

Director Nomination Process

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and for its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Board of Directors will take into account many factors, including the following:

•	experience relevant to our business industry at our stage;

•	expertise and experience in substantive matters pertaining to our business relative to other members of our Board of Directors;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member or executive officer of another publicly held company;

•	strong operational, finance and/or governance experience;

•	exemplary personal and professional standards, integrity, ethics and values; and

•	relevant academic expertise or other proficiency in an area of our business operations.

The Nominating and Corporate Governance Committee also will consider such factors as the ability to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers such other factors as it deems appropriate, given the current needs of the Board of Directors and Vaxcyte, to maintain a balance of knowledge, experience and capability.

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating for re-nomination the current members of our Board of Directors whose terms of office are set to expire and are willing to continue in service. The Nominating and Corporate Governance Committee considers opportunities for Board of Directors refreshment on an ongoing basis.

In the case of potential nominees, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee interviews potential nominees and meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ service to Vaxcyte during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of Directors, balancing the value of continuity of service by existing members of our Board of Directors with the value of obtaining new skill sets and expertise.

In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 825 Industrial Road, Suite 300, San Carlos, California 94070, Attn: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Vaxcyte, Inc., 825 Industrial Road, Suite 300, San Carlos, California 94070, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Our Commitment to Stockholder Engagement

Our Board of Directors values open, constructive and ongoing engagement with our stockholders and views feedback from these conversations as a critical input into our governance and executive compensation decisions. We solicit feedback from stockholders and evaluate the results of our annual advisory say-on-pay vote and are committed to maintaining a compensation program that aligns executive pay with long-term stockholder value creation. Following our 2025 Annual Meeting, we conducted an extensive and proactive engagement effort designed to solicit feedback from a broad cross-section of our stockholder base.

Scope of Outreach

As part of this outreach effort:

•	we offered engagement with our senior management team and the Compensation Committee chair of the Board of Directors to stockholders representing approximately 85% of shares outstanding;

•	we engaged directly with stockholders representing approximately 50% of shares outstanding; and

•	our Compensation Committee Chair, Annie Drapeau, led and participated in a majority of the meetings.

These conversations following the results of our 2025 Annual Meeting focused on understanding stockholder perspectives on Vaxcyte’s executive compensation program as well as our broader governance profile. Through these discussions, we gained valuable insights into investor perspectives to inform next steps and support ongoing planning.

Summary of stockholder feedback key themes with respect to governance:

•	Appreciation for the composition of our Board of Directors, its recent refreshment to align with the Company’s evolving priorities, and its role in risk oversight

•

Comfort with our governance framework as appropriate for a company of our scale and stage, with an understanding that our governance practices will continue to evolve as we advance toward commercialization and further mature as a public company

•	Appreciation of our human capital management practices, including low voluntary turnover and strong employee engagement metrics

Summary of stockholder feedback key themes with respect to executive compensation:

•	Strong support for our pay-for-performance philosophy, including:

•	The high proportion of at-risk compensation

•	Our philosophy of tying pay to long-term performance and value creation

•	Recognition of the business rationale, performance rigor and meaningful vesting period associated with the one-time equity awards granted in 2024

•

A consistent preference to limit or avoid one-time awards, except in extraordinary circumstances, and, if granted in the future, to maintain a rigorous standard for future grants to ensure the value of the grant is commensurate with industry standards and strongly supported by the underlying business context

•

Interest in enhanced transparency regarding the factors driving year-over-year compensation changes for our named executive officers, as well as additional disclosure regarding the rationale for peer group selection and its impact on compensation decisions

Responsive Actions

In direct response to stockholder feedback, the Compensation Committee has taken the following responsive actions:

Commitment to Limit One-Time Awards

•	The Compensation Committee intends to maintain a disciplined compensation framework and does not plan to grant one-time or off-cycle awards other than in extraordinary circumstances. Consistent with this approach, no one-time awards were granted to our named executive officers in 2025, and none are currently contemplated.

•

If a one-time award to a named executive officer were deemed appropriate in the future, it would be performance-based, the Compensation Committee would maintain a rigorous standard to ensure the value of the grant is commensurate with industry standards and strongly supported by the underlying business context, and the Company would again provide robust disclosure regarding the business rationale and determination of the award size.

Enhanced Transparency in Proxy Disclosure

•	We provided disclosure to explain the Compensation Committee’s decisions to increase the base salaries and annual performance-based bonus targets of certain named executive officers.

•	We enhanced our disclosure regarding the rationale behind our peer group selection and the impact of that peer group on compensation decisions.

The Compensation Committee is committed to evolving our compensation program as the business matures and will continue to assess the metrics in the compensation program on an annual basis to ensure they are appropriate and driving long-term shareholder value creation.

For more information about the feedback received and responsive actions, please see the section titled “Compensation Discussion and
Analysis—“Say-on-Pay
Vote” on page 44.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), that applies to our directors, officers and employees, including
our principal executive officer (“PEO”), principal financial officer (“PFO”), principal accounting officer or controller or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of our website at http://investors.vaxcyte.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Insider Trading Policy
We maintain an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by our directors, officers and employees and the Company itself. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
Prohibition Against Pledging and
Hedging
In addition, our Insider Trading Policy prohibits our officers, directors and employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds. It further prohibits margin purchases of our stock, short sales of our stock and any transactions in put options, call options or other derivative securities involving our stock. Certain exceptions to this policy may be approved by our General Counsel or Chief Compliance Officer so long as such exceptions are compliant with applicable laws and regulations.
Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options
Annual awards of equity to executive officers are approved at the Compensation Committee’s regular February meeting, in order that full fiscal year performance may be considered, and the awards are granted at least two business days after our full year earnings have been released, to better align grant date value with the stockholders’ experience. The Compensation Committee also grants equity awards at other dates to newly hired or promoted executives. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of our common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation and in 2025 we did not award options to any executive officer in the period beginning four business days before the filing of a periodic report on Form
10-Q
or Form
10-K,
or the filing or furnishing of a current report on Form
8-K
that discloses material nonpublic information, and ending one business day after the filing or furnishing of such a report.
Corporate Governance Guidelines
As part of our Board of Directors commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and selection, director independence, board membership criteria, committees of the Board of Directors, board and board committee assessments, board access to management and use of outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed under the Corporate Governance section of our website at http://investors.vaxcyte.com.

Stock Ownership Guidelines
Our Compensation Committee adopted stock ownership guidelines in 2024 for our directors and employees at the senior vice president level and above to enhance alignment of their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance. These guidelines generally require our directors and named executive officers to maintain ownership of our stock based on a multiple of base salary or a non-employee
director’s annual cash retainer converted to a fixed number of shares as follows:

Position	Share Target Multiple
Chief Executive Officer	6x
Board Member (Non-Employee)	4x
All Other Named Executive Officers	3x
Ownership levels are expected to be achieved within five years of the guidelines being applicable. As of December 31, 2025, all directors and named executive officers were either in compliance with the guidelines or are within their phase-in
period. Unearned performance awards and unexercised options are not counted for purposes of determining compliance with these stock ownership guidelines.

DIRECTOR COMPENSATION

Director Compensation for 2025

The following table sets forth information regarding the compensation earned by or paid to our directors during the year ended December 31, 2025, other than Grant E. Pickering, our Chief Executive Officer, who is also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Pickering as a named executive officer is set forth below in the subsection titled “Executive Compensation—2025 Summary Compensation Table.”

Name	Fees Earned ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Carlos Paya	85,000	104,793	315,721	505,514
Olivier Brandicourt(4)	33,379	39,561	956,306	1,029,246
Annie Drapeau	70,000	104,793	315,721	490,514
John Furey	57,500	104,793	315,721	478,014
Halley Gilbert	70,000	104,793	315,721	490,514
Peter Hirth(5)	28,159	—	334,549	362,708
Jacks Lee	60,000	104,793	315,721	480,514
Teri Loxam	70,000	104,793	315,721	490,514
Heath Lukatch	57,500	104,793	315,721	478,014

(1)

The amounts reported represent the aggregate grant date fair value of stock awards granted during fiscal year 2025 under our 2020 Equity Incentive Plan (the “2020 Plan”), computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The amounts reflect a grant date value per share of $34.46. This amount is an accounting value and does not reflect the actual economic value that may be realized by the non-employee director.

(2)

The amounts reported represent the aggregate grant date fair value of stock options granted during fiscal year 2025 under the 2020 Plan, computed in accordance with ASC Topic 718. The amounts reflect a grant date per share Black-Scholes value of $20.54, with the exception of Dr. Brandicourt. Dr. Brandicourt received an initial grant upon joining the Board of Directors, which amount had a grant date per share Black-Scholes value of $20.87, as well as a portion of the annual refresh grant, which had a grant date per share Black-Scholes value of $20.54 (consistent with the other directors). The assumptions used in calculating the grant date fair value of stock options reported in this column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. This amount is an accounting value and does not reflect the actual economic value that may be realized by the non-employee director. The number of stock options granted is determined pursuant to an internal methodology based on the approved dollar values set forth below in the section titled “Non-Employee Director Compensation” and the Black-Scholes value of our common stock on a pre-specified date before the grant date (the “Determination Date”), with the use of a date proximate to the grant date intended to facilitate the administrative process of issuing the grants. Accordingly, because of the brief interval between the Determination Date and the grant date, the grant date fair value of the stock options may differ from the values set forth below.

(3)	The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2025 for each non-employee director was as follows:

Name	Number of Stock Awards Outstanding at December 31, 2025	Number of Options Outstanding at December 31, 2025

Carlos Paya (including awards transferred to trust)	3,041	86,372
Olivier Brandicourt	1,148	45,920
Annie Drapeau	3,041	86,372
John Furey	3,041	32,132
Halley Gilbert	3,041	84,871
Jacks Lee	3,041	52,622
Teri Loxam	3,041	73,872
Heath Lukatch	3,041	70,372

(4)

Dr. Brandicourt was appointed to the Board of Directors in May 2025, thus his annual retainer was prorated for his period of service in fiscal year 2025. The amounts reported include Dr. Brandicourt’s Initial Grant (as described below) and a reduced portion of his Annual Grant approved by the Board of Directors, intended to keep his 2025 compensation below the Non-Employee Director Compensation Limit set forth in our 2020 Plan. The aggregate dollar value approved for Dr. Brandicourt’s 2025 compensation did not exceed the applicable limit, and any difference between that approved value and the amount reported in this table is attributable solely to the brief interval between the Determination Date and the grant date as discussed in Footnote 2 above.

(5)

Dr. Hirth retired from the Board of Directors as of the 2025 Annual Meeting, thus his annual retainer for service on our Board of Directors, Compensation Committee and Nominating and Corporate Governance Committee was prorated for his period of service in fiscal year 2025. In anticipation of his retirement, the Board of Directors approved an extension of the post-termination exercise period for Dr. Hirth’s Option Awards. The incremental fair value of such modification, computed as of the modification date in accordance with FASB ASC Topic 718, was $334,549.

Non-Employee Director Compensation

Upon recommendation of the Compensation Committee (in consultation with Pay Governance LLC (“Pay Governance”), its independent compensation consultant), our Board of Directors approved the following compensation for service on our Board of Directors, effective July 1, 2025:

Equity Compensation

Any person who is elected or appointed as a non-employee director for the first time will automatically, upon the date of his or her initial election or appointment, receive a nonstatutory stock option to purchase shares of our common stock with an equivalent value of $800,000 (the “Initial Grant”). The Initial Grant will vest over 36 months, 1/3 of which will vest on the anniversary date on which the non-employee director was appointed to our Board of Directors and 1/36 of which will vest monthly thereafter, subject to the director’s continuous service to us through each such date.

On the date of each annual meeting of stockholders, each non-employee director will receive an equity grant with an equivalent value of $450,000, consisting of (i) a nonstatutory stock option to purchase shares of our common stock with a value equal to 75% of the grant (the “Annual Option Grant”), and (ii) restricted stock units (“RSUs”) with a value equal to 25% of the grant (the “Annual RSU Grant” and, together with the Annual Option Grant, the “Annual Grant”). The Annual Option Grant will vest monthly and fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders and the Annual RSU Grant will fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject to the director’s continuous service to us through each such date. Both the Initial Grant and the Annual Grant would become fully vested upon a change in control, subject to the director’s continuous service to us through such date.

Effective July 1, 2025, new non-employee directors will be granted a pro-rata portion of the Annual Grant based on the time between such non-employee director’s appointment and the next annual meeting of stockholders.

Our directors are subject to stock ownership guidelines adopted by our Compensation Committee. A more detailed discussion of our stock ownership guidelines is set forth in the subsection titled “Corporate Governance and Board Matters—Stock Ownership Guidelines.”

Cash Compensation

In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and its committees as follows:

•	$85,000 annual cash retainer for service as chair of our Board of Directors and $50,000 per year for service as a board member;

•	$20,000 annual cash retainer for service as chair of the Audit Committee and $10,000 per year for service as a member of the Audit Committee;

•	$15,000 annual cash retainer for service as chair of the Compensation Committee and $7,500 per year for service as a member of the Compensation Committee; and

•	$10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee and $5,000 per year for service as a member of the Nominating and Corporate Governance Committee.

The annual cash compensation amounts are payable in equal quarterly installments, in arrears no later than 30 days following the end of each quarter in which the service occurred, prorated for any partial quarter of service.

Expenses

We reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board of Directors and any committee of the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or Delaware law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares electronically present online or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal No. 2.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2025 and 2024 by Deloitte & Touche LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,869,696	$1,963,000
Audit-Related Fees	—	—
Tax Fees(2)	323,393	—
All Other Fees	—	—

Total Fees	$2,193,089	$1,963,000

(1)

Audit Fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, including the audit of internal controls over financial reporting, the review of interim financial statements included in Form 10-Qs, and related services that are normally provided in connection with registration statements, including the registration statements for our follow-on public offerings.

(2)	Tax Fees consist of fees billed for professional services performed by Deloitte and Touche LLP for tax advisory projects.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL NO. 3

APPROVAL, ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Executive Compensation—Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation” and the accompanying narrative). At the 2022 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”

The approval of this non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present at the meeting (by virtual attendance) or by proxy and entitled to vote thereon.

Since this proposal is an advisory vote, the result will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors values our stockholders’ opinions, and our Board of Directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting say-on-pay advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth information for our executive officers as of April 23, 2026. Biographical information with regard to Mr. Pickering is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Grant E. Pickering	58	Chief Executive Officer
Andrew Guggenhime	57	President and Chief Financial Officer
Jim Wassil	56	Executive Vice President and Chief Operating Officer
Harp Dhaliwal	53	Chief Technical Operations Officer

Andrew Guggenhime, M.B.A. Mr. Guggenhime has served as our President since January 2021 and as our Chief Financial Officer since May 2020. Mr. Guggenhime also served as our Chief Business Officer from May 2020 to January 2021. Prior to joining Vaxcyte, Mr. Guggenhime held various roles at Dermira, Inc., a publicly traded biopharmaceutical company, including Chief Operating Officer from April 2014 to May 2018 and Chief Financial Officer from April 2014 to April 2020, following its acquisition by Eli Lilly and Company in February 2020. From September 2011 to April 2014, Mr. Guggenhime served as Chief Financial Officer of CardioDx, Inc., a molecular diagnostics life sciences company, and as a member of the CardioDx board of directors from April 2014 until July 2016. Prior to that, Mr. Guggenhime served as Chief Financial Officer at Calistoga Pharmaceuticals, Inc., a biotechnology company that was acquired by Gilead Sciences, Inc. Mr. Guggenhime also previously served as Senior Vice President and Chief Financial Officer at Facet Biotech Corporation, a biotechnology company, Chief Financial Officer at PDL BioPharma, Inc. a biotechnology company, and Vice President, Corporate Development and then Senior Vice President and Chief Financial Officer at Neoforma, Inc., a provider of supply-chain management solutions for the healthcare industry. Mr. Guggenhime has served on the boards of directors of Sling Therapeutics, a privately held biopharmaceutical company, since June 2024, and Caribou Biosciences, Inc., a publicly traded biotechnology company, since April 2021, where he has also served as chairman since July 2021. Mr. Guggenhime previously served as a member of the board of directors of Metacrine, Inc., a publicly traded biopharmaceutical company, from July 2018 to March 2023. Mr. Guggenhime holds a B.A. in International Politics and Economics from Middlebury College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Jim Wassil, M.S., M.B.A. Mr. Wassil has served as our Chief Operating Officer since December 2019 and as Executive Vice President since March 2022. From May 2015 to December 2019, Mr. Wassil served as Vice President and Global Health and Value Business Unit Lead, Vaccines at Pfizer Inc., a publicly traded multinational pharmaceutical company. From August 2008 to May 2015, Mr. Wassil served as Head, Global Product Development Meningococcal Vaccines and Head, U.S. Marketing for Meningococcal Vaccines at Novartis AG., a publicly traded multinational pharmaceutical company. From 1992 to 2008, Mr. Wassil held various roles of increasing responsibility with the vaccine division of Merck & Co., Inc., a publicly traded multinational pharmaceutical company, including in research, quality, technology transfer, regulatory and commercial, culminating with his role as Senior Director, International Marketing, Pediatric Vaccines. Mr. Wassil has served on the board of directors of ILiAD Biotechnologies, a privately held biopharmaceutical company, since March 2026. Mr. Wassil previously served as a member of the board of directors of Icosavax, Inc., a publicly traded biopharmaceutical company, from June 2022 to February 2024 when it was acquired by AstraZeneca. Mr. Wassil is a member of the Infectious Diseases Society of America. Mr. Wassil holds a B.S. in Chemistry/Biology from the University of Notre Dame and a M.S. in BioOrganic Chemistry and an M.B.A. from Lehigh University.

Harp Dhaliwal, M.B.A. Mr. Dhaliwal has served as our Chief Technical Operations Officer since January 2025, until then having served as Senior Vice President, Commercial Manufacturing and Supply Chain since October 2021. Mr. Dhaliwal served as Senior Vice President of Supply Chain, Manufacturing and Procurement at Dermira, Inc. from January 2020 to July 2021 following the company’s acquisition by Eli Lilly, a publicly traded multinational pharmaceutical company, having served as Dermira’s Vice President, Technical Operations since January 2018. From September 2014 to September 2016, Mr. Dhaliwal served as Head of Manufacturing and Supply Chain at Medivation, an oncology-focused company, continuing through July 2017 with Pfizer, a publicly traded multinational pharmaceutical company, which acquired Medivation. Previously, starting in August 2006, Mr. Dhaliwal served in roles of increasing responsibility at Biogen, a publicly traded biotechnology company, where he ultimately served as Chief Procurement Officer from October 2012 to September 2014. Mr. Dhaliwal holds a B.S. in Chemical Engineering from the University of British Columbia and a M.B.A. in Science and Technology from Queen’s University.

Our executive officers are elected by our Board of Directors and serve at the discretion of our Board of Directors until their successors have been duly elected and qualified or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

Letter to Stockholders from the Compensation Committee

Dear Fellow Stockholders:

On behalf of Vaxcyte’s entire Board of Directors, we – the Compensation Committee – want to thank you for your continued investment in our Company and for your support of our leadership team and the essential values that contribute to our success.

This Committee seeks to provide a fair and competitive compensation package to our executives that balances short- and long-term incentives to drive the achievement of measurable corporate objectives and long-term stockholder value creation. We value the views of our stockholders as expressed through annual Say-on-Pay advisory votes, as well as the feedback we receive through our regular stockholder outreach and engagement process.

2025 marked another strong year of execution for Vaxcyte, with meaningful progress made across clinical development, regulatory engagement and commercial manufacturing readiness, including advancing our VAX-31 pneumococcal conjugate vaccine (“PCV”) adult program into Phase 3 clinical development and announcing positive results from our VAX-24 infant Phase 2 dose-finding study. As a result, in February 2026, we recommended, and the Board of Directors approved, an annual bonus payout of 105% of target for each of our named executive officers. Further, as illustrated in the subsection below titled “Objectives, Philosophy and Elements of Executive Compensation—Pay for Performance,” realizable pay for our executives was well aligned with our performance.

Robust Stockholder Engagement and Responsive Actions to Address Stockholder Feedback

We have traditionally earned strong support for our compensation program. Although 64% of stockholder votes were cast in favor of our Say-on-Pay proposal at our 2025 Annual Meeting, we were ultimately disappointed with the final outcome of the vote. In response, we initiated an extensive outreach effort to understand our stockholders’ perspectives and motivations for their votes and take responsive action to address feedback heard. Furthermore, we will continue to solicit and consider the perspectives of our stockholders as our business and compensation programs evolve.

After the 2025 Annual Meeting, our Chair, Annie Drapeau, led the Company on an enhanced stockholder engagement effort with senior members of management to better understand stockholders’ perspectives. In total:

•	We reached out to stockholders holding approximately 85% of our outstanding stock; and

•	We met with stockholders holding approximately 50% of our outstanding stock (of which Ms. Drapeau led a majority).

During engagement discussions, stockholders generally expressed strong support for the structure and design of our compensation program while also sharing that the primary driver for voting against Say-on-Pay was due to the one-time equity awards granted to our named executive officers in 2024, including the quantum of such awards. While stockholders acknowledged the unique, non-recurring nature of these awards, as well as the rigorous performance hurdles and strategic rationale underlying them, they shared their perspective that one-time awards should be granted in limited, extraordinary circumstances, and that their size should be commensurate with industry standards and strongly supported by the underlying business context.

Based on this feedback shared by stockholders and in alignment with our business and compensation strategy, the Committee intends to maintain a disciplined compensation framework and commits to not grant one-time or off-cycle awards other than in extraordinary circumstances. Consistent with this approach, no one-time awards were granted to our named executive officers in 2025, and none are currently contemplated. In the event a one-time award is deemed appropriate in the future, it would be performance-based and we would maintain a rigorous standard to ensure the value of the grant is commensurate with industry standards and strongly supported by the underlying business context, and the Company would again provide robust disclosure regarding the business rationale and determination of the award size. In addition, in response to stockholder feedback, we enhanced disclosure within this year’s Compensation Discussion and Analysis to provide greater transparency regarding the rationale for increases in the base salaries and annual performance-based bonus targets of certain named executive officers, the selection of our peer group and its influence on compensation decisions, and the alignment between executive pay and Company performance.

We are confident that the Compensation Committee’s actions to address stockholder concerns are aligned with the Company’s strategy, reflect stockholder input and incentivize long-term stockholder value creation. We remain committed to transparency, accountability and pay-for-performance alignment. Further details relating to the scope of our engagement, feedback and our responsive actions are included in the section titled “Compensation Discussion and Analysis—Stockholder Engagement and Responsiveness to the 2025 Say-on-Pay.”

On behalf of the Vaxcyte Board of Directors and Compensation Committee, we thank you and appreciate your continued support and investment in Vaxcyte.

Sincerely,

The Compensation Committee of the Board of Directors

Annie Drapeau (Chairperson)

John Furey

Heath Lukatch

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2025 for: (i) the individuals who served as our PEO and PFO in 2025 (i.e., Messrs. Pickering and Guggenhime, respectively); (ii) our two most highly compensated executive officers, other than our PEO and PFO, who were serving as executive officers as of December 31, 2025 (i.e., Messrs. Wassil and Dhaliwal); and (iii) one individual who would have been one of our three most highly compensated executive officers but for the fact that he was not serving as an executive officer on December 31, 2025 (i.e., Mr. Eydelman), collectively referred to as our “named executive officers.” On December 31, 2025, we only had four executive officers.

Name	Position(s)
Grant E. Pickering	Chief Executive Officer and Co-Founder
Andrew Guggenhime	President and Chief Financial Officer
Jim Wassil	Executive Vice President and Chief Operating Officer
Mikhail Eydelman	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Harp Dhaliwal	Chief Technical Operations Officer

Business Highlights

We are a clinical-stage vaccine innovation company engineering high-fidelity vaccines to protect humankind from the consequences of bacterial diseases. We are re-engineering the way highly complex vaccines are made through the XpressCF™ cell-free protein synthesis platform. Unlike conventional cell-based approaches, our system for producing difficult-to-make proteins and antigens is intended to develop and deliver high-fidelity vaccines with enhanced immunological benefits that are beyond the capabilities of conventional approaches.

We carefully select our target disease areas and vaccine candidates based on the following criteria: areas of significant unmet medical need, clear commercial opportunity and efficient market adoption, acceptable biological risk and established or acceptable clinical pathways. Our lead vaccine candidate, VAX-31, is a broad-spectrum pneumococcal conjugate vaccine (“PCV”) currently in late-stage clinical development for both adults and infants. Our pipeline also includes early-stage vaccines designed to prevent disease caused by pneumococcal disease, Group A Streptococcus (“Group A Strep”) and Shigella bacteria.

Since January 1, 2025, key developments affecting our business include the following:

PCV Franchise Adult Indication:

•

FDA Expanded VAX-31 Adult BTD to Include Prevention of Pneumonia Caused by Streptococcus Pneumoniae in Addition to IPD: In May 2025, the FDA expanded the adult BTD for VAX-31 to include the prevention of pneumonia caused by Streptococcus pneumoniae in addition to the prevention of IPD based on the positive topline results from the VAX-31 adult Phase 1/2 study, indicating that VAX-31 may demonstrate substantial improvement over existing therapies.

•

Advanced Comprehensive Phase 3 Clinical Program (“OPUS”) to Support Planned BLA Submission and Validate VAX-31 as Potential New Standard-of-Care Adult PCV to Prevent IPD and Pneumonia: The three announced Phase 3 clinical studies, which were finalized in consultation and alignment with the U.S. Food and Drug Administration (“FDA”), include the pivotal, noninferiority trial evaluating VAX-31 for the prevention of invasive pneumococcal disease (“IPD”) and pneumonia in adults (OPUS-1); a trial evaluating VAX-31 when administered concomitantly with a licensed seasonal influenza vaccine in pneumococcal-naïve adults (OPUS-2); and a trial in adults who have previously received a lower-valent pneumococcal vaccine (OPUS-3). OPUS-1 and OPUS-2 have completed enrollment; OPUS-3 enrollment is ongoing. Across these three studies, approximately 6,000 adults are expected to be enrolled in total, of whom approximately 3,400 will receive VAX-31, with the intent to generate a broad and robust safety, tolerability and immunogenicity dataset. We are also planning to conduct a manufacturing consistency study (e.g., a lot-to-lot study) to support the planned BLA filing.

•

Advancing Toward BLA Submission: Subject to the results of the Phase 3 studies, we plan to submit a BLA shortly following the completion of the last Phase 3 study. OPUS-1 is expected to read out in the fourth quarter of 2026; OPUS-2 and OPUS-3 are expected to read out in the first half of 2027.

PCV Franchise Infant Indication:

•

Completed Enrollment of Ongoing VAX-31 Infant Phase 2 Dose-Finding Study: Enrollment in the ongoing VAX-31 infant Phase 2 randomized, dose-finding study was completed in January 2026. This study is evaluating VAX-31 in 900 dosed participants, with topline safety, tolerability and immunogenicity data from the primary three-dose immunization series and booster dose expected to be announced either sequentially or together by the end of the first half of 2027.

•

Reported Positive Interim and Final VAX-24 Infant Phase 2 Dose-Finding Study Data: In March 2025, we announced positive topline, interim data from the VAX-24 infant Phase 2 study that enrolled 803 participants. In November 2025, we announced the final safety, tolerability and immunogenicity results from the study, which were consistent with the positive interim data reported in March 2025 and showed that VAX-24 elicited robust, dose-dependent immune responses, with little to no evidence of carrier suppression observed. The totality of data from this study affirms our strategy to include the higher doses that are being evaluated in the ongoing VAX-31 infant Phase 2 dose-finding study.

Other Pipeline Programs:

•	Advancing VAX-A1, a Vaccine Candidate Designed to Prevent Disease Caused by Group A Strep, Into the Clinic: In February 2026, we announced we are planning to initiate a Phase 1 adult study for

VAX-A1, a prophylactic vaccine candidate designed to prevent disease caused by Group A Strep, in 2026 with the primary objective of assessing safety and tolerability. Group A Strep remains a major global cause of morbidity and mortality in adults and children and is a leading driver of antibiotic use, underscoring the significant public health burden.

•

Introduced Development of VAX-XL, Third-Generation PCV Candidate Designed to Further Expand Disease and Serotype Coverage: In March 2025, we announced VAX-XL, our third-generation PCV candidate designed to provide the broadest coverage of any PCV currently in development for infants or adults.

Equity Financing:

•

Completed Public Offering Generating Gross Proceeds of $632.5 million: In February 2026, we completed an underwritten public offering of 12,650,000 shares of common stock, which included the full exercise of the underwriters’ option to purchase an additional 1,650,000 shares, at a public offering price of $50.00 per share. The aggregate gross proceeds to us from this offering were $632.5 million, before deducting underwriting discounts and commissions and other offering expenses payable by us.

Other Business:

•

Announced Plan to Establish Fill-Finish Manufacturing in North Carolina as Key Element of Long-Term U.S. Commercial Supply Strategy Representing Up to $1 Billion in Manufacturing and Services: In September 2025, we announced a new agreement with Patheon Manufacturing Services, LLC, part of Thermo Fisher Scientific (collectively, “Thermo Fisher”) to provide custom commercial fill-finish capacity for our broad-spectrum PCVs at Thermo Fisher’s Greenville, North Carolina facility. The initiative, which includes both manufacturing and related services, represents a long-term U.S. commercial manufacturing commitment of up to $1 billion.

•

Strengthened Company Leadership with Board of Directors and Executive Team Appointments: In May 2025, we appointed Dr. Olivier Brandicourt to our Board of Directors. Dr. Brandicourt is a veteran biopharmaceutical industry executive and the former Chief Executive Officer of Sanofi S.A. and Bayer HealthCare AG. We also appointed two new members to our executive team, with Chris Griffith joining as Chief Business and Strategy Officer in July 2025 and Michael Mullette as Chief Commercial Officer in October 2025.

Long-term Strategy and Value Creation

Vaxcyte continues to execute its long-term strategy focused on advancing our differentiated conjugate vaccine candidates by achieving key clinical and regulatory milestones with the objective of delivering high-fidelity vaccines that protect humankind from the consequences of bacterial diseases. Primary value drivers include clinical data readouts, pipeline advancement, regulatory progress and development of scalable manufacturing capabilities to support future commercialization.

Our executive compensation program seeks to align Company and individual performance with the achievement of strategic priorities and long-term stockholder value creation. Performance-based compensation is tied directly to pre-established corporate objectives aligned with the Company’s strategic plan, including clinical and development milestones, pipeline advancement, regulatory progress, operational execution (including the development of scalable manufacturing capabilities), preparation for commercialization and capital management. For more information about our corporate objectives, please see the section titled “Executive Bonus Goal Setting” on page 47.

Executive Compensation Overview

The important features of our executive compensation program include the following:

What We Do	What We Do Not Do

•

Our Compensation Committee consists solely of independent members of our Board of Directors.

•

Our Compensation Committee retains an independent third-party compensation consultant for guidance in making compensation decisions.

•

A significant portion of our named executive officers’ compensation is variable, at-risk and tied directly to our measurable performance.

•

Our annual performance-based bonus opportunities for all of our named executive officers are based upon our achievement of annual corporate objectives established each year.

•

Equity awards with multi-year vesting periods are an integral part of our executive compensation program and comprise the primary at-risk portion of our named executive officer compensation package.

•

In the event of an accounting restatement, the Company will recover erroneously awarded compensation according to the adopted Clawback Policy (as defined below).

•

Maintain stock ownership guidelines to reinforce the alignment of executive officer and stockholder interests.

•

We do not permit hedging and pledging of Vaxcyte stock, unless it falls within a limited set of exceptions and is approved by our General Counsel or Chief Compliance Officer.

•

We do not provide single-trigger vesting acceleration upon a change in control.

•

We do not provide our executive officers with any excise tax gross-ups or perquisites.

Objectives, Philosophy and Elements of Executive Compensation

Our compensation program aims to achieve the following main objectives:

•	recruit, retain and motivate an exceptional executive team that will enable us to grow into a leading market player in the vaccine space;

•	differentiate pay, while maintaining fair internal equity, based on a variety of qualitative factors, such as criticality of role, strategic value of the position, individual performance and tenure;

•	incentivize and reward strategic and financial goal accomplishments, with an emphasis on long-term goals; and

•	align our executives’ interests with those of our stockholders.

Our executive compensation program generally consists of the following three principal components of direct compensation: base salary, performance-based bonus and long-term equity incentive compensation. We also provide our executive officers with the same benefits available to all our employees, including retirement benefits under our defined contribution employee retirement plan (“401(k) plan”) and participation in employee benefit plans. The chart below summarizes the three main elements of our executive compensation, their objectives and key features.

Element	Objectives	Key Features
Base Salary (fixed cash)	• Reflects scope, size and complexity of our business and the skillsets of individual executives. • Attracts highly qualified executives through a competitive base salary.

•

Reviewed annually and determined by the Compensation Committee based on various factors, including company and individual performance and individual experience.

•

Market data, including reference to the peer group from our independent compensation consultant is considered in determining salary adjustments.

Performance-Based Bonus (at-risk cash)	• Rewards executive officers for achieving key business objectives that support long-term strategy. • Aligns management to stockholder interests by linking pay to performance achievement.

•

Target amounts are reviewed annually and set by the Compensation Committee based on comparable positions, based on our peer group, and competitive bonus opportunities.

•

Bonus opportunities are based upon achievement of specific corporate performance objectives aligned with our long-term strategic plan, which are determined and recommended by the Compensation Committee, approved by the Board of Directors, and communicated at the beginning of the year.

Long-Term Equity Incentive (at-risk equity)

•

Motivates and rewards for long-term company performance.

•

Aligns management to stockholder interests by linking pay to performance.

•

Attracts highly qualified executives and encourages their continued employment over the long term (which is especially critical in vaccine development, where long development timelines and durable product life cycles make executive continuity particularly important).

•

Equity opportunities are reviewed annually and granted during the first half of the year.

•

Individual awards are determined based on factors such as corporate and individual performance, as well as market data from our independent compensation consultant.

•

Executive equity compensation is in the form of stock options and RSUs, which we view as performance based.

We aim to provide a competitive compensation package to our executive officers that balances short- and long-term incentives to drive the achievement of measurable corporate objectives. We believe that this approach fosters an alignment between executive interests, stockholder value and corporate success.

We do not have any formal policies for allocating salary, performance bonus awards and equity grants, or the balance between short and long-term compensation. Instead, the Compensation Committee uses its judgement to determine a total compensation mix for each named executive officer. However, we have historically structured a significant portion of our named executive officers’ total target compensation around performance-based bonus opportunities and long-term equity awards, with the vast majority coming in the form of long-term equity awards. This aligns the executive officers’ incentives with both the interests of our corporate goals and stockholders.

Target Total Direct Compensation Pay Mix

The charts below show the target total direct compensation (“TDC”) for 2025 for our Chief Executive Officer and, on average, our other named executive officers. Annual and long-term incentives play a significant role in the named executive officers’ overall compensation at Vaxcyte. We believe that annual and long-term incentives are essential to linking pay to performance, aligning compensation with organizational strategies and goals, and rewarding executives for the creation of shareholder value.

For 2025, in the aggregate, approximately 93% of our named executive officers’ target TDC was at risk and tied to corporate performance, compared to approximately 87% for our peers (approximately 95% for our Chief Executive Officer and an average of approximately 91% for the other named executive officers, versus approximately 85% and 89% for our peers, respectively).

As seen in the chart above, fixed cash base salaries only accounted for approximately 7% of our named executive officers’ target TDC in the aggregate, versus 13% for our peers. The vast majority of TDC came in the form of performance-based bonus opportunities and long-term equity awards.

Pay for Performance

Pay for performance is a foundational element within Vaxcyte’s compensation program structure. We compare Chief Executive Officer Total Realizable Pay (as defined below) to stock price performance for Vaxcyte and our peers. Our peer group represents companies of comparable size and business as outlined in the section titled “Use of Competitive Market Compensation Data” on page 41.

We looked at pay and performance alignment over a three-year period (2023-2025), and the following chart shows the degree of alignment between the Total Realizable Pay of our Chief Executive Officer and Vaxcyte’s total shareholder return (“TSR”) relative to our peer group over that period. The chart below reflects all companies in our 2026 peer group. Companies in our peer group are indicated by the dots in the chart and Vaxcyte is indicated by the diamond in the chart. Companies that fall within the shaded diagonal alignment zone are generally viewed as having pay and performance alignment. As illustrated in the chart, our Chief Executive Officer’s Total Realizable Pay was well aligned with Vaxcyte’s performance.

Based on this analysis, which is reviewed annually with the Compensation Committee, we have concluded that pay and performance are well aligned. Both our 3-year relative performance and 3-year relative total realizable pay are positioned at the 33rd percentile of the peer group:

Total Realizable Pay reflects compensation earned or value realized (or realizable) over the three most recent completed fiscal years. Base salary reflects the most recently disclosed three-year cumulative salaries. Annual incentive compensation reflects the cumulative actual cash bonus paid over the same three-year period. Equity compensation includes the cumulative intrinsic (in the money) value of stock options and time-based full value share awards granted during the three most recent completed fiscal years, in each case valued as of December 31, 2025. Performance based long term awards reflect the cumulative actual and estimated payout value of awards granted during the same three-year period, based on disclosed performance outcomes and are valued as of December 31, 2025.

Neither the chart nor the disclosures contained in this section are intended to replace the disclosures set forth in the Pay versus Performance Disclosure section. We are providing this information to our stockholders to demonstrate the relationship between the realizable pay of our Chief Executive Officer and Vaxcyte’s TSR as compared to the realizable pay of the chief executive officers and TSR of our peer group over a three-year period.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board of Directors

The Compensation Committee is appointed by our Board of Directors and helps our Board of Directors oversee our compensation policies, plans and programs with the goal of attracting, incentivizing, retaining and rewarding top- quality executive management and employees. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our named executive officers, and also reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our Compensation Committee consists solely of independent members of the Board of Directors.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. From time to time, the Compensation Committee will recommend approval of compensation matters to the Board of Directors, consistent with the Compensation Committee’s charter.

In fulfilling its responsibilities, the Compensation Committee considers input from an independent compensation consultant and, as appropriate, management. Our Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own performance and compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without our Chief Executive Officer present during discussions of our Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Pay Governance as its independent compensation consultant for 2025.

Pay Governance’s engagement included:

•

compiling a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2025;

•

conducting market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target bonus amounts and equity awards for our executives, including the named executive officers;

•	reviewing market and peer group equity usage metrics to assist with understanding of our equity budget relative to market; and

•	conducting a review of our director compensation policies and practices.

The Compensation Committee has analyzed whether the work of Pay Governance as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines (the “Independence Assessment”). Based on its analysis, the Compensation Committee determined that the work of Pay Governance and the individual compensation advisors employed by Pay Governance does not create any conflict of interest pursuant to the SEC rules and stock exchange listing standards.

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee directed Pay Governance to develop a proposed peer group list of the publicly traded companies to be used in connection with assessing our compensation practices.

Over a series of Compensation Committee meetings and rigorous working sessions, Pay Governance proposed, and the Compensation Committee approved, a group of public companies that were reasonably comparable to Vaxcyte in terms of industry and financial characteristics to provide management and the Compensation Committee with relevant compensation information to support compensation decision-making. The executive compensation peer group was intended to reflect companies with executive positions of similar scope and complexity to Vaxcyte. In determining the 2025 peer group, Pay Governance considered Vaxcyte’s recent growth and performance with an understanding that there was a limited universe of clinical stage companies with a similar valuation. At the time of peer group development, Vaxcyte was among the two highest valued publicly traded clinical-stage biotechnology companies, with a market capitalization of approximately $15 billion. The next-highest-valued clinical-stage company had a market capitalization approximately one-half that of Vaxcyte. With that in mind, screening generally focused on companies that (i) were mid- to late-stage clinical companies and recently commercial companies operating within the GICS Industry Pharmaceutical and Biotechnology; (ii) had a market capitalization multiple of approximately 0.3x to 2.0x of Vaxcyte; (iii) had headcount above 100 employees; and (iv) had a similar scientific focus and complexity of manufacturing/operations. At the time of peer group approval, Vaxcyte was positioned at the 70th percentile in terms of market capitalization.

Pay Governance also considered several secondary factors, including recent share price performance and other financial metrics. The peer group with respect to 2025 was as follows:

Alnylam Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.
BeOne Medicines, Ltd.	Immunovant, Inc.	Revolution Medicines, Inc.
BioMarin Pharmaceutical Inc.	Incyte Corporation	Sarepta Therapeutics, Inc.
Blueprint Medicines Corporation	Insmed Incorporated	Summit Therapeutics Inc.
BridgeBio Pharma, Inc.	Intra-Cellular Therapies, Inc.	United Therapeutics Corporation
Cytokinetics, Incorporated	Moderna, Inc.

The Compensation Committee reviews our peer group annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. Our peer group for 2025 reflected our advancement into late-stage clinical trials for our PCV franchise, our increased market cap, our growing headcount and our complex manufacturing needs. This resulted in a number of changes to the composition of the peer group, which the Compensation Committee determined to be appropriate given the evolution of our business.

Using data compiled from the peer companies, Pay Governance completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for 2025. Pay Governance prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, performance bonuses, total target cash compensation, equity compensation and total direct compensation with respect to each of the named executive officers. The Compensation Committee generally did not strictly target a specific percentile in making 2025 compensation decisions. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”

The 2025 peer group reflects the following changes from our 2024 peer group: (i) the removal of ACADIA Pharmaceuticals Inc., Apellis Pharmaceuticals, Inc., Arcus Biosciences, Inc., Arrowhead Pharmaceuticals, Inc., Cerevel Therapeutics Holdings, Inc., Corcept Therapeutics Incorporated, CRISPR Therapeutics AG, Denali Therapeutics Inc., Intellia Therapeutics, Inc., Karuna Therapeutics, Inc., Mirati Therapeutics, Inc. and Prothena Corporation plc; and (ii) the addition of Alnylam Pharmaceuticals, Inc., BeOne Medicines, Ltd., BioMarin Pharmaceuticals Inc., Blueprint Medicines Corporation, Incyte Corporation, Moderna, Inc., Neurocrine Biosciences, Inc., Sarepta Therapeutics, Inc., Summit Therapeutics Inc. and United Therapeutics Corporation.

In September 2025, based on ongoing analysis from Pay Governance and consistent with our practice to revisit our compensation peer group on an annual basis, the Compensation Committee made updates to the compensation peer group that informed decisions made in February 2026 and that will inform decisions for the rest of the year.

In determining the 2026 peer group, Pay Governance considered Vaxcyte’s current market capitalization, which was approximately $4 billion at the time the peer group was determined, recent progress and performance with an understanding that there is a limited universe of clinical-stage companies with a similar valuation and generally screened for companies that (i) were later-stage clinical or recently commercial companies operating within the GICS Industry Pharmaceutical and Biotechnology; (ii) had a market capitalization between 0.25x and 2.5x of Vaxcyte; (iii) had headcount generally between 100 to 1,000 employees; (iv) had a similar scientific focus; and (v) went public after 2015. At the time of peer group approval, Vaxcyte was positioned at the median percentile in terms of market capitalization.

Pay Governance also considered several secondary factors, including recent share price performance and other financial metrics. The peer group with respect to 2026 is as follows:

Arcellx, Inc.	CRISPR Therapeutics AG	Merus N.V.
Arrowhead Pharmaceuticals, Inc.	Cytokinetics, Incorporated	Moderna, Inc.
Avidity Biosciences, Inc.	Denali Therapeutics Inc.	Novavax, Inc.
BioMarin Pharmaceutical Inc.	Exelixis, Inc.	Nuvalent, Inc.
BridgeBio Pharma, Inc.	Immunovant, Inc.	Revolution Medicines, Inc.
Crinetics Pharmaceuticals, Inc.	Intellia Therapeutics, Inc.	Sarepta Therapeutics, Inc.

The 2026 peer group reflects the following changes from our 2025 peer group: (i) the removal of Alnylam Pharmaceuticals, Inc., BeOne Medicines, Ltd., Blueprint Medicines Corporation, Incyte Corporation, Insmed Incorporated, Intra-Cellular Therapies, Inc., Neurocrine Biosciences, Inc., Summit Therapeutics Inc. and United Therapeutics Corporation; and (ii) the addition of Arcellx, Inc., Arrowhead Pharmaceuticals, Inc., Avidity Biosciences, Inc., Crinetics Pharmaceuticals, Inc., CRISPR Therapeutics AG, Denali Therapeutics Inc., Intellia Therapeutics, Inc., Merus N.V., Novavax, Inc. and Nuvalent, Inc. We made targeted adjustments to the peer group by removing some larger companies and adding selected smaller market-cap companies to better align the group with our size and profile, as noted above.

Factors Used in Determining Executive Compensation

The Compensation Committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below.

•	Company and individual performance

•	Existing business needs and criticality for future business needs and performance

•	Scope of job function, skill set, criticality of the role and strategic value of the position

•	Relative pay among our executive officers

•	Need to attract new talent and retain existing talent in a highly competitive industry

•	Value of existing equity holdings, including the potential value of unvested equity awards

•	Range of market data reference points, as described above under “Use of Competitive Market Compensation Data”

•	Experience, tenure and the role of the individual

•	Recommendations from the independent compensation consultant

“Say-on-Pay” Vote

In June 2025, we held our annual stockholder advisory vote on the compensation of our named executive officers. Our stockholders approved, on an advisory basis, the compensation of our named executive officers, with 64% of stockholder votes cast in favor of our 2025 “say-on-pay” resolution. In evaluating our compensation practices during fiscal 2025 and in early 2026, we were mindful of the support for, and feedback provided by, our stockholders related to our compensation philosophy. As a result, the Compensation Committee will continue to reinforce a pay-for-performance philosophy that ensures a direct link between stockholder interests and the interests of our executive officers. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.

Stockholder Engagement and Responsiveness to the 2025 Say-on-Pay Vote

Our Commitment to Stockholder Engagement

Our Board of Directors values open, constructive and ongoing engagement with our stockholders and views feedback from these conversations as a critical input into our governance and executive compensation decisions. We solicit feedback from stockholders and evaluate the results of our annual advisory say-on-pay vote and are committed to maintaining a compensation program that aligns executive pay with long-term stockholder value creation. Following our 2025 Annual Meeting, we conducted an extensive and proactive engagement effort designed to solicit feedback from a broad cross-section of our stockholder base.

Scope of Outreach

As part of this outreach effort:

•	we offered engagement with our senior management team and the Compensation Committee chair of the Board of Directors to stockholders representing approximately 85% of shares outstanding;

•	we engaged directly with stockholders representing approximately 50% of shares outstanding; and

•	our Compensation Committee Chair, Annie Drapeau, led and participated in a majority of the meetings.

These conversations following the results of our 2025 Annual Meeting focused on understanding stockholder perspectives on Vaxcyte’s executive compensation program as well as our broader governance profile. Through these discussions, we gained valuable insights into investor perspectives to inform next steps and support ongoing planning.

Key Executive Compensation Themes from Stockholder Feedback

At our 2025 Annual Meeting, our advisory say-on-pay proposal received lower support than in prior years, following a history of strong stockholder support since our initial public offering in June 2020. In the conversations following the results of our 2025 Annual Meeting with both stockholders who supported and those who did not support the say-on-pay proposal, our Compensation Committee sought to understand any concerns regarding our executive compensation decisions and disclosures.

Stockholders generally expressed strong support for the overall structure and design of our executive compensation program. Stockholders appreciated the Compensation Committee’s compensation philosophy which is to align pay with performance while incentivizing future value creation. Stockholders also shared their perspective that our executive compensation program design was appropriate for the Company’s current stage of maturity.

While supportive of our compensation program, stockholders provided feedback that the primary driver of lower say-on-pay support was the one-time awards granted in 2024, including the quantum of such awards. While stockholders acknowledged the unique, non-recurring nature of these awards, as well as the rigorous performance hurdles and strategic rationale underlying them, many shared their perspective that one-time awards should be granted only in limited, extraordinary circumstances and that their size should be commensurate with industry standards and strongly supported by the underlying business context. Many stockholders cited these awards as the primary factor influencing their say-on-pay voting decisions in 2025 and we have taken that feedback seriously. Other than the feedback related to our one-time awards and the select disclosures cited below, we did not hear any other common themes of feedback on our executive compensation program.

Summary of stockholder feedback key themes with respect to executive compensation:

•	Strong support for our pay-for-performance philosophy, including:

•	The high proportion of at-risk compensation

•	Our philosophy of tying pay to long-term performance and value creation

•	Recognition of the business rationale, performance rigor and meaningful vesting period associated with the one-time equity awards granted in 2024

•

A consistent preference to limit or avoid one-time awards, except in extraordinary circumstances, and, if granted in the future, to maintain a rigorous standard for future grants to ensure the value of the grant is commensurate with industry standards and strongly supported by the underlying business context

•

Interest in enhanced transparency regarding the factors driving year-over-year compensation changes for our named executive officers, as well as additional disclosure regarding the rationale for peer group selection and its impact on compensation decisions

Compensation Committee Review and Responsive Actions

Based on this feedback as well as the Compensation Committee’s annual review, the Committee concluded that the structure of Vaxcyte’s compensation program remains well-aligned with performance and long-term stockholder value creation and does not require fundamental changes at this time. However, in direct response to stockholder feedback the Compensation Committee has taken the following responsive actions:

Commitment to Limit One-Time Awards

•

The Compensation Committee intends to maintain a disciplined compensation framework and does not plan to grant one-time or off-cycle awards other than in extraordinary circumstances. Consistent with this approach, no one-time awards were granted to our named executive officers in 2025, and none are currently contemplated.

•

If a one-time award to a named executive officer were deemed appropriate in the future, it would be performance-based, the Compensation Committee would maintain a rigorous standard to ensure the value of the grant is commensurate with industry standards and strongly supported by the underlying business context, and the Company would again provide robust disclosure regarding the business rationale and determination of the award size.

Enhanced Transparency in Proxy Disclosure

•	We provided disclosure to explain the Compensation Committee’s decisions to increase the base salaries and annual performance-based bonus targets of certain named executive officers.

•	We enhanced our disclosure regarding the rationale behind our peer group selection and the impact of that peer group on compensation decisions.

The Compensation Committee is committed to evolving our compensation program as the business matures and will continue to assess the metrics in the compensation program on an annual basis to ensure they are appropriate and driving long-term shareholder value creation.

2025 Executive Compensation Program

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals. In February 2025, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration the competitive market analysis prepared by Pay Governance and the recommendations of our Chief Executive Officer for the other executive officers, as well as the other factors described in the section above. Following this review, the Compensation Committee approved base salary increases for our executive officers and recommended to the Board of Directors a base salary increase for our Chief Executive Officer to bring their base salaries to levels that were more aligned to the range of those of similarly situated executives at the companies in our peer group. Prior to these approved increases, the base salaries of our executive officers were positioned below the 25th percentile of the peer group at that time (approximately 20% below median, in aggregate). These increases made in 2025 represented a strategic and measured approach by the Compensation Committee and generally brought our executive officers in alignment with the peer group at the 25th percentile. These increases also reflect the expanded responsibilities and growing complexity of our executive officers’ roles as the Company advanced into late-stage clinical development and moved closer to potential commercialization.

The Board of Directors approved the base salary increase for our Chief Executive Officer in February 2025. The base salaries approved for all of our named executive officers, effective as of January 1, 2025, were as follows:

Named Executive Officer	2025 Base Salary	2024 Base Salary	Change
Grant E. Pickering	$800,000	$700,000	14.3%
Andrew Guggenhime	$620,000	$556,000	11.5%
Jim Wassil	$600,000	$550,000	9.1%
Mikhail Eydelman	$501,000	$477,000	5.0%
Harp Dhaliwal(1)	$495,000

(1)	Mr. Dhaliwal was designated as an executive officer of the Company in April 2025.

Annual Performance-Based Bonus

Our annual performance-based bonus awards provide incentive compensation (generally paid in cash) that is specifically designed to motivate our executive officers to achieve pre-established, company-wide priorities set by the Compensation Committee and the Board of Directors and to reward them for results and achievements in a given year. The annual target bonus opportunities for our named executive officers are generally determined by the Compensation Committee in the first quarter of each year and expressed as a percentage of each individual’s annual base salary comprising the named executive officer’s potential bonus opportunity.

In February 2023, our Board of Directors approved, upon recommendation from our Compensation Committee, the ability of our officers at the level of vice president and above, at their own election, to receive their respective annual performance-based bonus awards in cash or fully vested RSUs. The Board determined that should an officer elect to receive RSUs in lieu of cash, such grant would be issued on the same day as the payment of the cash bonus to all other employees, and the value of such grant would be with respect to a number of shares of our common stock with a fair market value equivalent to the cash value of the bonus at the time it was determined. The number of RSUs granted to such officer is obtained by dividing the cash value of the bonus by the closing price of our common stock on the grant date. Mr. Wassil was the only named executive officer who elected to receive his 2025 bonus in such form, and was granted 5,102 fully vested RSUs using the closing price of our common stock on the grant date of February 27, 2026. The target bonus opportunities approved for, and amounts earned by, our named executive officers for 2025 were as follows:

Named Executive Officer	Target Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity	Actual Bonus Earned
Grant E. Pickering	75%, increased from 65%(1)	$600,000	$630,000
Andrew Guggenhime	50%	$310,000	$325,500
Jim Wassil	50%	$300,000	$315,000
Mikhail Eydelman	45%	$225,450	$236,723
Harp Dhaliwal(2)	45%	$222,750	$233,888

(1)

Prior to this approved increase, Mr. Pickering’s target bonus opportunity (as a percentage of base salary) was positioned below the 25th percentile of the peer group at that time, and this increase to 75% was made to align Mr. Pickering with the 25th percentile of the peer group.

(2)	Mr. Dhaliwal was designated as an executive officer of the Company in April 2025.

Executive Bonus Goal Setting

The targets against which performance is measured are generated through our annual budget and strategic planning process. The Board of Directors approved the performance goals for 2025 performance-based bonus awards in the first quarter of 2025, which included a stipulation that the maximum payout for achievement of the corporate goals would be 150%.

In the second quarter of 2025, a limited number of performance goals were amended by the Board of Directors to reflect strategic and operational changes that occurred after the original performance goals were established, while the substantial majority of goals remained unchanged. For context, due to several factors which increased the cost of the Company’s equity capital, combined with the uncertain financing environment for biotechnology companies, we made the strategic decision in the second quarter in 2025 to extend our cash runway by prioritizing our resources towards expanding our PCV franchise and deprioritizing other non-PCV programs and initiatives (a decision that our stockholders expressed appreciation for throughout 2025).

In connection with this objective, we: removed two performance goals related to our earlier-stage, non-PCV programs (consistent with our prior announcement to pause the advancement, beyond preclinical development, of such programs); removed a goal tied to achieving a pre-established hiring target; and deferred a goal related to the initiation of the implementation of a technology system. In addition, based on learnings from our VAX-24 infant Phase 2 dose-finding study, the topline data for which we reported on March 31, 2025, we: added an Optimized Dose arm to our ongoing VAX-31 infant Phase 2 study and updated the related performance goal to reflect higher enrollment requirements; and added a new goal related to our infant PCV franchise.

The Board of Directors approved these modifications only after determining that the original goals no longer appropriately reflected (i) the Company’s strategic priorities in light of its revised capital allocation strategy, and (ii) the modified VAX-31 infant Phase 2 study protocol. The revised goals were designed to maintain rigor, and the Board of Directors determined they were of comparable or greater difficulty than the original goals. The final performance goals for 2025 were aligned with the Company’s strategic and operational realities and maintained a rigorous standard informed by the Board of Directors’ assessment of the degree of difficulty associated with achieving the Company’s key clinical, regulatory and business objectives. These changes were not made to increase the likelihood of achievement and payout, but to realign incentives with the Company’s updated operating and clinical plans while preserving a strong pay-for-performance framework.

We believe that, had we not made the strategic and operational changes which we determined were in the best interests of the Company and its stockholders, and instead continued to pursue the original performance goals, achievement and related payout would have been nearly identical to the payout under the final performance goals.

For competitive reasons, we have not disclosed the specific performance metrics and targets in relation to our corporate goals beyond the details provided below. Such metrics contain confidential information, the disclosure of which would result in competitive harm to the Company. While we do not disclose specific quantitative targets or weightings for certain performance metrics due to their commercially sensitive nature, we have provided information in the proxy statement regarding our key performance drivers and strategic priorities.

The corporate goals for 2025 on which our named executive officer performance bonuses were based included base corporate goals (total weighting of 100%) relating to the achievement of: (i) objectives in support of our PCV pediatric program, including reporting results from the VAX-24 infant Phase 2 study and completion of a prespecified percentage of enrollment in the VAX-31 infant Phase 2 study; (ii) objectives in support of our PCV adult program, including initiation of a Phase 3 noninferiority study evaluating VAX-31 in adults and the progression and completion of certain Chemistry, Manufacturing and Controls (“CMC”) and clinical readiness activities; (iii) objectives in support of long-term manufacturing readiness for our PCV franchise; (iv) financial objectives, including management of operating and capital expenses within the annual budget; and (v) corporate objectives, including implementation of a human resources information system.

The 2025 corporate goals also included stretch goals (total weighting of 50%, and together with the base goals, a total weighting of 150%) relating to the achievement of the following objectives: (i) receipt of positive data from the VAX-24 infant Phase 2 study; (ii) completion of a higher prespecified percentage of enrollment in the VAX-31 infant Phase 2 study; (iii) completion of enrollment in the VAX-31 adult Phase 3 study by a prespecified date; (iv) objectives in support of long-term manufacturing readiness for our PCV franchise; and (v) financial objectives, including certain financing and capital raising goals.

In February 2026, the Board of Directors, on the recommendation of the Compensation Committee, certified the achievement of our corporate performance goals at a weighting of 105%.

Fiscal Year 2025 Bonus Payouts

For competitive reasons, we have not disclosed the specific achievement of performance metrics and targets in relation to our corporate goals beyond the details provided below. Such metrics contain confidential information, the disclosure of which would result in competitive harm to the Company.

The Compensation Committee and Board of Directors considered the immense progress made on the objectives, with specific emphases on the positive results from the VAX-24 infant Phase 2 study, completion of the higher prespecified percentage of enrollment in the VAX-31 infant Phase 2 study, successful execution of key CMC and clinical readiness activities for the PCV adult program, effective management of operating and capital expenses within the approved budget, advancement of corporate objectives, and continued preparation for the potential future commercial launch of the PCV franchise programs. In light of these circumstances, in February 2026, the Compensation Committee recommended, and the Board of Directors approved, a bonus payout of 105% of target for each of our named executive officers. The amount of the aggregate bonus that was paid with respect to fiscal year 2025 was determined in strict accordance with the terms of the annual bonus program based on performance, with no discretionary supplemental bonus paid to any named executive officer.

Equity Awards

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. Historically, the vast majority of our named executive officers’ total target compensation has come in the form of long-term equity awards, which aligns the executive officers’ incentives with both the interests of our corporate goals and stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted to our Chief Executive Officer and our other executive officers by the Compensation Committee, or, on occasion, by the Board of Directors upon recommendation from the Compensation Committee. As with other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and after taking into consideration the individual officer’s responsibilities and performance and existing equity retention profiles, our total annual projected equity budget and the other factors described in “Factors Used in Determining Executive Compensation” above. For awards to executive officers other than our Chief Executive Officer, the Compensation Committee also takes into account the recommendations of our Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitively sized awards and resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described herein.

2025 Annual Equity Awards

In February 2025, the Compensation Committee approved the following annual equity grants (the “Annual Equity Grant”) for our named executive officers (except that Mr. Pickering’s Annual Equity Grant was approved by the Board of Directors), which were granted in February 2025. The stock options vest monthly over a four-year period and have an exercise price of $74.22 per share, and 1/4 of the stock awards vested six months from the grant date, and additional 1/8 increments vest semi-annually thereafter.

Named Executive Officer	Stock Award Grant (# shares)	Stock Option Grant (# shares)
Grant E. Pickering	57,938	193,431
Andrew Guggenhime	22,761	75,991
Jim Wassil	21,726	72,536
Mikhail Eydelman	14,484	48,357
Harp Dhaliwal	13,449	44,903

Employment, Severance and Change in Control Arrangements

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. We designed these agreements to be part of a competitive compensation package and to keep our named executive officers focused on our business goals and objectives. These agreements or offer letters provide for base salaries and incentive compensation, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the Company. Each named executive officer is also eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees. In addition, each of our named executive officers has executed our standard proprietary information and invention assignment agreement. The key terms of the offer letters or employment agreements are described below.

Grant E. Pickering

We entered into an employment agreement with Mr. Pickering, our Chief Executive Officer, dated January 21, 2016, which sets forth the initial terms and conditions of his employment with us. Mr. Pickering’s employment is at will and may be terminated at any time, with or without cause.

Andrew Guggenhime

We entered into an offer letter with Mr. Guggenhime, our President and Chief Financial Officer on April 17, 2020, which sets forth the initial terms and conditions of his employment with us. Mr. Guggenhime’s employment is at will and may be terminated at any time, with or without cause.

Jim Wassil

We entered into an offer letter with Mr. Wassil, our Executive Vice President and Chief Operating Officer, dated November 15, 2019, which sets forth the initial terms and conditions of his employment with us. Mr. Wassil’s employment is at will and may be terminated at any time, with or without cause.

Mikhail Eydelman

We entered into an offer letter with Mr. Eydelman, our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, dated March 4, 2022, which sets forth the initial terms and conditions of his employment with us. Mr. Eydelman’s employment is at will and may be terminated at any time, with or without cause.

Harp Dhaliwal

We entered into an offer letter with Mr. Dhaliwal, our Chief Technical Operations Officer, dated September 29, 2021, which sets forth the initial terms and conditions of his employment with us. Mr. Dhaliwal’s employment is at will and may be terminated at any time, with or without cause.

Executive Change in Control and Severance Agreements

We have entered into Executive Change in Control and Severance Agreements with each of our named executive officers. The agreements provide for severance benefits upon a termination of employment by the Company without “cause” or by the executive for “good reason,” each as defined in the agreements, each of which we refer to as a qualifying termination. The severance benefits vary depending on whether the qualifying termination occurs during the period three months prior to and 12 months after a “change in control,” as defined in the agreements, which we refer to as the change in control period, or at a time other than during the change in control period.

In the event of a qualifying termination other than during the change in control period, the executive will receive a lump sum severance payment equal to the sum of (i) a number of months of base salary (18 months in the case of Mr. Pickering, 12 months in the case of Messrs. Guggenhime, Wassil, Dhaliwal and Eydelman), (ii) a pro rata target bonus for the year of termination, and (iii) any bonus earned but not yet paid with respect to the year preceding the qualifying termination. The executive will also receive payment of COBRA premiums for the number of months in the severance period. Receipt of severance benefits is contingent upon the executive entering into a release of claims and allowing it to become effective.

In the event of a qualifying termination during the change in control period, the executive will receive a lump sum severance payment equal to the sum of (i) a number of months of base salary (24 months in the case of Mr. Pickering, 18 months in the case of Messrs. Guggenhime, Wassil, Dhaliwal and Eydelman), (ii) a multiple of the executive’s target bonus for the year of termination (200% in the case of Mr. Pickering, 150% in the case of Messrs. Guggenhime, Wassil, Dhaliwal and Eydelman) and (iii) any bonus earned but not yet paid with respect to the year preceding the qualifying termination. The executive will also receive payment of COBRA premiums for the number of months in the severance period and full vesting of all time-based equity awards. The vesting of performance-based equity awards will be based on the provisions of such awards. Receipt of severance benefits is contingent upon the executive entering into a release of claims and allowing it to become effective.

Other Elements of Compensation

Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability plans, in each case on the same basis as other employees, subject to applicable laws.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary safe harbor contributions to the 401(k) plan. Beginning January 1, 2022, an employee who contributes 5% of compensation or more will receive a matching contribution equal to 4% of compensation, subject to the maximum annual employer contribution limit. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Work Anniversary Gift

In July 2023, we implemented a Work Anniversary Program, which is an employee recognition program to celebrate and acknowledge years worked at Vaxcyte by all full-time employees. Upon reaching an anniversary milestone of one year, three years, five years and ten years, full time employees receive an associated award of a $50 gift card, $250 gift card, $500 cash award or $1,000 cash award, respectively (“Anniversary Award”).

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers.

No Tax Gross-Ups

In 2025, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation or benefits paid or provided by the Company (other than de-minimis amounts with respect to Anniversary Awards) and no named executive officer is party to an agreement providing for a gross-up payment.

Clawbacks

Effective October 2, 2023, our Compensation Committee adopted an incentive compensation recoupment policy (“Clawback Policy”) as required by Rule 10D-1 under the Exchange Act and the corresponding Nasdaq listing standards. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, the Clawback Policy generally requires the Company to recover erroneously awarded compensation that is granted, earned or vested based in whole or in part upon the attainment of a financial reporting measure and that is received by our current and former executive officers (as defined in Rule 10D-1) during the three fiscal years preceding the date that the Company is required to prepare the accounting restatement. The amount recoverable is the compensation paid or payable in excess of the amount that would have been paid or payable based on the restated financial results. The Compensation Committee administers the Clawback Policy.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Policy Prohibiting Hedging and Pledging

Our Insider Trading Policy prohibits all directors, officers, other employees and designated consultants from purchasing our stock on margin or holding our stock in a margin account, pledging our stock as collateral or engaging in hedging, derivative or similar transactions with respect to our stock, such as prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales. Certain exceptions to this policy may be approved by our General Counsel or Chief Compliance Officer so long as such exceptions are compliant with applicable laws and regulations.

Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines in 2024 for our directors and employees at the senior vice president level and above to enhance alignment of their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance. These guidelines generally require our directors and named executive officers to maintain ownership of our stock based on a multiple of base salary or a non-employee director’s annual cash retainer converted to a fixed number of shares as follows:

Position	Share Target Multiple
Chief Executive Officer	6x
Board Member (Non-Employee)	4x
All Other Named Executive Officers	3x

Ownership levels are expected to be achieved within five years of the guidelines being applicable. As of December 31, 2025, all directors and named executive officers were either in compliance with the guidelines or are within their phase-in period. Unearned performance awards and unexercised options are not counted for purposes of determining compliance with these stock ownership guidelines.

Tax and Accounting Implications

Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).

Executive Compensation Tables

2025 Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2025. For context, the amounts listed in the “Stock Awards” and “Stock Option Awards” columns are accounting values and do not reflect the actual economic value that may be realized by the named executive officers in connection with such equity awards.

Named Executive Officer	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Stock Option Awards ($)(1)		Non-equity Incentive Plan Compensation ($)(2)		All other Compensation ($)		Total ($)
Grant E. Pickering	2025	800,000	—	4,300,159		8,714,048		630,000		14,730	(3)	14,458,937
Chief Executive Officer	2024	700,000	—	15,534,975	(4)(5)	22,707,238	(4)(6)	682,500		14,799	(7)	39,639,512
	2023	640,000	—	2,244,971		8,756,228		480,000		14,484	(8)	12,135,684

Andrew Guggenhime	2025	620,000	—	1,689,322		3,423,387		325,500		14,730	(3)	6,072,939
President and Chief Financial Officer	2024	556,000	—	6,878,329	(4)(9)	10,011,989	(4)(10)	417,000		14,799	(7)	17,878,117
	2023	517,000	—	937,575		3,656,894		290,813		12,996	(8)	5,415,277

Jim Wassil	2025	600,000	—	1,927,501	(11)	3,267,740		—		14,730	(3)	5,809,971
Executive Vice President and Chief Operating Officer	2024	550,000	—	7,290,819	(4)(12)	10,011,989	(4)(10)	10	(13)	14,799	(7)	17,867,617
	2023	508,000	—	1,223,275	(14)	3,656,894		50	(13)	12,996	(8)	5,401,215

Mikhail Eydelman	2025	501,000	—	1,075,003		2,178,479		236,723		14,989	(15)	4,005,935
Senior Vice President, General Counsel and Corporate Secretary	2024	477,000	—	775,110		4,074,559	(4)(16)	321,975		14,799	(7)	5,663,443
	2023	448,074	—	572,963		2,234,768		224,037		12,506	(17)	3,492,348

Harp Dhaliwal(18)	2025	495,000	—	998,185		2,022,876		233,888		14,730	(3)	3,764,679
Chief Technical Operations Officer

(1)

The amounts disclosed represent the aggregate grant date fair value of the equity awards granted during 2023, 2024 and 2025 computed in accordance with ASC Topic 718. These amounts are accounting values and do not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. For a discussion of valuation assumptions, see Note 9 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)

The dollar amounts reported in this column represent the annual performance-based bonus awards earned under the annual performance-based bonus plan for the indicated fiscal year. For more information regarding the annual performance-based bonus awards for fiscal year 2025, see “Compensation Discussion and Analysis—2025 Executive Compensation Program-Annual Performance-Based Bonus” above.

(3)	Represents $730 paid by the Company for life insurance premiums and $14,000 for the Company’s 401(k) match.
(4)

In November 2024, the Compensation Committee, in consultation with Pay Governance and with unanimous support of the full Board of Directors, determined that it would be appropriate and in the best interests of the Company and our stockholders to grant a special equity-based incentive award to all employees, with grants to employees at the vice president level and above being performance-based (the

“Special Outperformance and Recognition Award”). The Special Outperformance and Recognition Award reflected both the Board of Directors’ recognition of the Company’s significant achievements in 2024 and, more importantly, our commitment to drive superior long-term performance and stockholder value creation. The Special Outperformance and Recognition Award established exceptionally high-performance thresholds designed to aggressively align executive incentives with stockholder interests while further motivating executives to sustain outstanding performance and results over the long term. The Special Outperformance and Recognition Award consisted of performance-contingent stock options (“PCSOs”) and performance restricted stock units (“PSUs”), both of which will only deliver value to the recipients if the Company delivers significant value to stockholders. The PCSOs, which account for 50% of the intended target grant value, have a 10-year term and vest in one-third increments on the third, fourth and fifth anniversaries of the grant date, subject to continued service through the applicable vesting date. Critically, these options cannot be exercised until the Company’s closing stock price average over a one-year period is at least $154.05 (150% of the grant date closing price)—an ambitious hurdle intended to drive meaningful share price appreciation. The PSUs, representing the remaining 50% of the intended target grant value, are contingent upon meeting increasingly stringent performance thresholds. Vesting is directly linked to the Company’s relative TSR over a four-year period against a peer group constituting the Nasdaq Biotechnology Index. Depending on performance, the number of shares delivered can range from 0% to 250% of the target amount, subject to continued employment through the vesting date. Importantly, no shares will vest unless the Company’s TSR reaches at least the 60th percentile, at which point 50% of the shares vest, and at the highest level would require a relative TSR of at least the 95th percentile. For context, the beginning stock price that will be used to calculate the Company’s TSR is $102.70 (the grant date closing price on November 7, 2024). By establishing challenging performance targets with corresponding incentives, the Board of Directors introduced an additional motivational framework designed to drive superior results.
(5)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $3,321,900 from Mr. Pickering’s 2024 Annual Equity Grant (based on the grant date per share value) and $12,213,075 from the PSU portion of his Special Outperformance and Recognition Award (based on the Monte Carlo value thereof, measured as of the date of grant). The PSU portion of Mr. Pickering’s Special Outperformance and Recognition Award has a potential maximum value of $20,700,469 (based on the grant date per share value multiplied by the maximum possible payout percentage). Actual payouts for the Special Outperformance and Recognition Awards, especially at the maximum value, require attainment of very challenging performance goals which are aligned with stockholder interests.

(6)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $9,615,915 from Mr. Pickering’s 2024 Annual Equity Grant (based on the Black-Scholes value thereof, measured as of the date of grant) and $13,091,323 from the PCSO portion of his Special Outperformance and Recognition Award (based on the Monte Carlo value thereof, measured as of the date of grant). Actual payouts for the Special Outperformance and Recognition Awards require attainment of very challenging performance goals which are aligned with stockholder interests

(7)	Represents $999 paid by the Company for life insurance premiums and $13,800 for the Company’s 401(k) match.
(8)

Represents $434 paid by the Company for life insurance premiums, $12,200 for the Company’s 401(k) match, and an Anniversary Award (including a tax “gross-up” that was provided such that the net amount received by the individual received was the total intended award amount). With respect the Anniversary Award, Mr. Pickering received $1,850.12 (of which $850.12 consisted of a tax “gross-up”); Mr. Guggenhime received $362.05 (of which $112.05 consisted of a tax “gross-up”); and Mr. Wassil received $362.05 (of which $112.05 consisted of a tax “gross-up”).

(9)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $1,476,400 from Mr. Guggenhime’s 2024 Annual Equity Grant (based on the grant date per share value) and $5,401,928 from the PSU portion of his Special Outperformance and Recognition Award (based on the Monte Carlo value thereof, measured as of the date of grant). Mr. Guggenhime’s PSU Special Outperformance and Recognition Award has a potential maximum value of $9,155,962 (based on the grant date per share value multiplied by the maximum possible payout percentage). Actual payouts for the Special Outperformance and Recognition Awards, especially at the maximum value, require attainment of very challenging performance goals which are aligned with stockholder interests.
(10)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $4,221,621 from each of Mr. Guggenhime’s and Mr. Wassil’s 2024 Annual Equity Grants (based on the Black-Scholes value thereof, measured as of the date of grant) and $5,790,367 from the PCSO portions of each of Mr. Guggenhime’s and Mr. Wassil’s Special Outperformance and Recognition Awards (based on the Monte Carlo value thereof, measured as of the date of grant). Actual payouts for the Special Outperformance and Recognition Awards require attainment of very challenging performance goals which are aligned with stockholder interests.

(11)

Represents $1,612,504 from Mr. Wassil’s 2025 annual equity grant and $314,997 from Mr. Wassil’s annual performance-based bonus in fiscal 2025, all of which he elected to receive as RSUs in lieu of cash.

(12)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $1,476,400 from Mr. Wassil’s 2024 Annual Equity Grant (based on the grant date per share value), $5,401,928 from the PSU portion of his Special Outperformance and Recognition Award (based on the Monte Carlo value thereof, measured as of the date of grant), and $412,490 from Mr. Wassil’s annual performance-based bonus for 2024, which he elected to receive as RSUs in lieu of cash (based on the grant date per share value). Mr. Wassil’s PSU Special Outperformance and Recognition Award has a potential maximum value of $9,155,962 (based on the grant date per share value multiplied by the maximum possible payout percentage). Actual payouts for the Special Outperformance and Recognition Awards, especially at the maximum value, require attainment of very challenging performance goals which are aligned with stockholder interests.

(13)

Represents the value of the portion of Mr. Wassil’s annual performance-based bonus that was paid in cash. Though Mr. Wassil elected to receive his annual performance-based bonus as RSUs in lieu of cash, a portion thereof could not be issued as RSUs because we do not issue fractional shares.

(14)	Represents $937,575 from Mr. Wassil’s 2023 annual equity grant and $285,700 from Mr. Wassil’s annual performance-based bonus in fiscal 2023, all of which he elected to receive as RSUs in lieu of cash.
(15)	Represents $730 paid by the Company for life insurance premiums, $14,000 for the Company’s 401(k) match, and an Anniversary Award of $ 259.21 (of which $9.21 consisted of a tax “gross-up”).
(16)

This amount is an accounting value and does not reflect the actual economic value that may be realized by the named executive officer in connection with such equity awards. Represents $2,345,345 from Mr. Eydelman’s 2024 Annual Equity Grant (based on the Black-Scholes value thereof, measured as of the date of grant) and $1,729,214 from his Special Outperformance and Recognition Award (based on the Monte Carlo value thereof, measured as of the date of grant). Actual payouts for the Special Outperformance and Recognition Awards require attainment of very challenging performance goals which are aligned with stockholder interests.

(17)	Represents $434 paid by the Company for life insurance premiums, $12,000 for the Company’s 401(k) match, and an Anniversary Award of $72.41 (of which $22.41 consisted of a tax “gross-up”).
(18)	The Board of Directors designated Mr. Dhaliwal as an executive officer in April 2025.

Grants of Plan-Based Awards

The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date(1)	Board of Directors or Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: No. of Shares of Stock (#)	All Other Option Awards: No. of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Grant E. Pickering	2/27/2025	2/12/2025	—	—	—	—	—	—	—	193,431	74.22	8,714,048	(3)
	2/27/2025	2/12/2025	—	—	—	—	—	—	57,938	—	—	4,300,159	(4)
			—	600,000	900,000	—	—	—	—	—	—	—
Andrew Guggenhime	2/27/2025	2/7/2025	—	—	—	—	—	—	—	75,991	74.22	3,423,387	(3)
	2/27/2025	2/7/2025	—	—	—	—	—	—	22,761	—	—	1,689,322	(4)
			—	310,000	465,000	—	—	—	—	—	—	—
Jim Wassil	2/27/2025	2/7/2025	—	—	—	—	—	—	—	72,536	74.22	3,267,740	(3)
	2/27/2025	2/7/2025	—	—	—	—	—	—	21,726	—	—	1,612,504	(4)
	2/28/2025		—	—	—	—	—	—	5,649	—	—	412,490	(5)
			—	300,000	450,000	—	—	—	—	—	—	—
Mikhail Eydelman	2/27/2025	2/7/2025	—	—	—	—	—	—	—	48,357	74.22	2,178,479	(3)
	2/27/2025	2/7/2025	—	—	—	—	—	—	14,484	—	—	1,075,003	(4)
			—	225,450	338,175	—	—	—	—	—	—	—
Harp Dhaliwal	2/27/2025	2/7/2025	—	—	—	—	—	—	—	44,903	74.22	2,022,876	(3)
	2/27/2025	2/7/2025	—	—	—	—	—	—	13,449	—	—	998,185	(4)
			—	222,750	334,125	—	—	—	—	—	—	—

(1)	The stock and option awards were granted pursuant to the 2020 Plan, with option awards having an exercise price equal to the closing market price of the Company’s common stock on the date of grant.
(2)	The actual payout under the non-equity incentive plan for the fiscal year ended December 31, 2025 is disclosed under “Executive Compensation—2025 Summary Compensation Table.”
(3)

The option award represents an Annual Equity Grant and is a time-based award, with 1/48 of the shares subject to the option vesting on the one-month anniversary of the date of grant, and 1/48 of the shares vesting monthly thereafter. The option award has a term of ten years. The Grant Date Fair Value of the option award reflects a grant date per share Black-Scholes value of $45.05, which was calculated in accordance with ASC Topic 718.

(4)

The stock award represents an Annual Equity Grant and is a time-based award, with 1/4 of the shares subject to the award vesting on the six-month anniversary of the date of grant, and 1/8 of the shares vesting semi-annually thereafter. The Grant Date Fair Value of the stock award reflects a grant date per share value of $74.22, which was calculated in accordance with ASC Topic 718.

(5)

The stock award represents RSUs Mr. Wassil received in lieu of his 2024 annual performance-based bonus. This award vested immediately upon grant. The Grant Date Fair Value of the stock award reflects a grant date per share value of $73.02, which was calculated in accordance with ASC Topic 718.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025.

	Option Awards(1)							Stock Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Grant E. Pickering(3)	5/18/2017	(4)	225	—	—	1.79	5/17/2027	—	—	—	—
	7/24/2018	(4)	153,198	—	—	2.03	7/23/2028	—	—	—	—
	4/18/2020	(4)	186,936	—	—	5.35	4/17/2030	—	—	—	—
	4/1/2021	(4)	298,360	—	—	20.93	3/31/2031	—	—	—	—
	3/2/2022	(5)	404,296	26,954	—	24.79	3/1/2032	—	—	—	—
	12/30/2022	(5)(6)	81,187	27,063	—	47.95	12/30/2032	—	—	—	—
	3/1/2023	(5)	222,234	101,016	—	41.67	3/1/2033	—	—	—	—
	3/1/2023	(7)	—	—	—	—	—	13,469	621,460	—	—
	2/29/2024	(5)	93,958	111,042	—	73.82	2/28/2034	—	—	—	—
	2/29/2024	(7)	—	—	—	—	—	22,500	1,038,150	—	—
	11/7/2024	(8)	—	—	197,784	102.70	11/6/2034	—	—	—	—
	11/7/2024	(9)	—	—	—	—	—	—	—	80,625	3,720,038
	2/27/2025	(5)	40,298	153,133		74.22	2/26/2035	—	—	—	—
	2/27/2025	(7)	—	—	—	—	—	43,453	2,004,921	—	—
Andrew Guggenhime	5/12/2020	(4)	246,827	—	—	5.35	5/11/2030	—	—	—	—
	4/1/2021	(4)	121,115	—	—	20.93	3/31/2031	—	—	—	—
	3/2/2022	(5)	210,937	14,063	—	24.79	3/1/2032	—	—	—	—
	12/30/2022	(5)(6)	31,500	10,500	—	47.95	12/30/2032	—	—	—	—
	3/1/2023	(5)	92,812	42,188	—	41.67	3/1/2033	—	—	—	—
	3/1/2023	(7)	—	—	—	—	—	5,625	259,538	—	—
	2/29/2024	(5)	41,250	48,750	—	73.82	2/28/2034	—	—	—	—
	2/29/2024	(7)	—	—	—	—	—	10,000	461,400	—	—
	11/7/2024	(8)	—	—	87,481	102.70	11/6/2034	—	—	—	—
	11/7/2024	(9)	—	—	—			—	—	35,661	1,645,399
	2/27/2025	(5)	15,831	60,160		74.22	2/26/2035	—	—	—	—
	2/27/2025	(7)	—	—	—	—	—	17,070	787,610	—	—
Jim Wassil	4/18/2020	(4)	71,664	—	—	5.35	4/17/2030	—	—	—	—
	4/1/2021	(4)	89,876	—	—	20.93	3/31/2031	—	—	—	—
	3/2/2022	(5)	140,625	9,375	—	24.79	3/1/2032	—	—	—	—
	3/2/2022	(10)	97,916	2,084	—	24.79	3/1/2032	—	—	—	—
	12/30/2022	(5)(6)	31,500	10,500	—	47.95	12/30/2032	—	—	—	—
	3/1/2023	(5)	92,812	42,188	—	41.67	3/1/2033	—	—	—	—
	3/1/2023	(7)	—	—	—	—	—	5,625	259,538	—	—
	2/29/2024	(5)	41,250	48,750	—	73.82	2/28/2034	—	—	—	—
	2/29/2024	(7)	—	—	—	—	—	10,000	461,400	—	—
	11/7/2024	(8)	—	—	87,481	102.70	11/6/2034	—	—	—	—
	11/7/2024	(9)	—	—	—	—	—	—	—	35,661	1,645,399
	2/27/2025	(5)	15,111	57,425		74.22	2/26/2035	—	—	—	—
	2/27/2025	(7)	—	—	—	—	—	16,294	751,805	—	—

	Option Awards(1)							Stock Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mikhail Eydelman	5/9/2022	(11)	125,747	18,750	—	21.41	5/8/2032	—	—	—	—
	6/7/2022	(12)	—	—	—	—	—	938	43,279	—	—
	12/30/2022	(5)(6)	20,625	6,875	—	47.95	12/30/2032	—	—	—	—
	3/1/2023	(5)	56,718	25,782	—	41.67	3/1/2033	—	—	—	—
	3/1/2023	(7)	—	—	—	—	—	3,438	158,629	—	—
	2/29/2024	(5)	22,916	27,084	—	73.82	2/28/2034	—	—	—	—
	2/29/2024	(7)	—	—	—	—	—	5,250	242,235	—	—
	11/7/2024	(8)	—	—	26,125	102.70	11/6/2034	—	—	—	—
	2/27/2025	(5)	10,074	38,283		74.22	2/26/2035	—	—	—	—
	2/27/2025	(7)	—	—	—	—	—	10,863	501,219	—	—
Harp Dhaliwal	11/8/2021	(4)	96,010	—	—	25.06	11/7/2031	—	—	—	—
	3/2/2022	(5)	42,187	2,813	—	24.79	3/1/2032	—	—	—	—
	12/30/2022	(5)(6)	11,250	3,750	—	47.95	12/30/2032	—	—	—	—
	3/1/2023	(5)	42,723	19,420	—	41.67	3/1/2033	—	—	—	—
	3/1/2023	(7)	—	—	—	—	—	2,589	119,456	—	—
	2/29/2024	(5)	13,750	16,250	—	73.82	2/28/2034	—	—	—	—
	2/29/2024	(7)	—	—	—	—	—	3,250	149,955	—	—
	11/7/2024	(8)	—	—	28,907	102.70	11/6/2034	—	—	—	—
	11/7/2024	(9)	—	—	—	—	—	—	—	11,783	543,668
	2/27/2025	(5)	9,354	35,549	—	74.22	2/26/2035	—	—	—	—
	2/27/2025	(7)	—	—	—	—	—	10,086	465,368	—	—

(1)	Option awards granted prior to June 2020 were granted under our 2014 Equity Incentive Plan (the “2014 Plan”). Option awards granted from June 2020 onwards were granted under the 2020 Plan.
(2)	Market value is calculated by multiplying the number of shares of stock subject to the award by $46.14, the closing market price of our stock at the end of the last completed fiscal year.
(3)	The number of shares reported reflects the transfer by Mr. Pickering in 2022 of beneficial ownership of stock and certain stock options in connection with a divorce settlement agreement.
(4)	Fully vested and exercisable as of or prior to December 31, 2025.
(5)	1/48 of the shares subject to the option vested on the one-month anniversary of the grant date, and 1/48 of the shares vest monthly thereafter.
(6)	Represents the 2022 Special Equity Grant.
(7)	1/4 of the shares subject to the award vested on the six-month anniversary of the grant date, and 1/8 of the shares vest semi-annually thereafter.
(8)

Represents a Special Outperformance and Recognition Award and is subject to (i) a service-based vesting condition (vesting as to one-third of the shares on each of the third, fourth and fifth anniversaries of the date of grant) and (ii) a performance-based vesting condition (which generally requires that the closing price of our Common Stock average, over a one-year period, is at least $154.05 (150% of the grant date closing price)). A more detailed discussion of the Special Outperformance and Recognition Awards is set forth above in Footnote 4 to the 2025 Summary Compensation Table.

(9)

Represents a Special Outperformance and Recognition Award and requires satisfaction of a service-based condition and vests based on relative TSR as against a peer group of companies that comprise the Nasdaq Biotechnology Index as of the grant date over a four-year performance period. Payout value is calculated by multiplying the number of shares of stock by $81.86, the closing market price of our stock at the end of the last completed fiscal year, and reflects the single payout scenario for the awards. A more detailed discussion of the Special Outperformance and Recognition Award is set forth above in Footnote 4 to the 2025 Summary Compensation Table.

(10)	1/4 of shares subject to the option vested on January 1, 2023, and 1/48 of the shares vest monthly thereafter. Represents Mr. Wassil’s Promotion Options.
(11)	1/4 of the shares subject to the option vested on April 1, 2023, and 1/48 of the shares vest monthly thereafter.
(12)	1/4 of the shares subject to the award vested on the one-year anniversary of the grant date, and 1/8 of the shares vest semi-annually thereafter.

Option Exercises and Stock Vested

The following table sets forth certain information regarding any option exercises and stock vested during the fiscal year ended December 31, 2025 with respect to our named executive officers.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Grant E. Pickering	20,533	464,955	57,173	2,687,153
Andrew Guggenhime	20,777	1,332,641	25,691	1,223,305
Jim Wassil	24,000	1,871,434	27,956	1,465,452
Mikhail Eydelman	15,000	910,841	11,558	510,921
Harp Dhaliwal	—	—	11,952	554,849

(1)	The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those stock options.
(2)	The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.

Potential Payments Upon Termination or Change in Control

The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described above under the section titled, “Executive Change in Control and Severance

Agreements,” assuming their employment was terminated as of December 31, 2025, including in connection with a change in control as of December 31, 2025.

Named Executive Officer	Type of Termination	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)(1)	Continuation of Insurance Coverage ($)	Total ($)
Grant E. Pickering	Termination without Cause or with Good Reason	1,200,000	600,000	—	60,807	1,860,807
	Termination without Cause or with Good Reason in connection with a CIC(2)	1,600,000	1,200,000	4,691,541	81,076	7,572,617
Andrew Guggenhime	Termination without Cause or with Good Reason	620,000	310,000	—	40,538	970,538
	Termination without Cause or with Good Reason in connection with a CIC(2)	930,000	465,000	1,997,373	60,807	3,453,180
Jim Wassil	Termination without Cause or with Good Reason	600,000	300,000	—	40,538	940,538
	Termination without Cause or with Good Reason in connection with a CIC(2)	900,000	450,000	1,905,973	60,807	3,316,780
Mikhail Eydelman	Termination without Cause or with Good Reason	501,000	225,450	—	33,806	760,256
	Termination without Cause or with Good Reason in connection with a CIC(2)	751,500	338,175	1,524,296	50,709	2,664,680
Harp Dhaliwal	Termination without Cause or with Good Reason	495,000	222,750	—	40,538	758,288
	Termination without Cause or with Good Reason in connection with a CIC(2)	742,500	334,125	881,644	60,807	2,019,076

(1)

The amount shown in this column for each named executive officer consists of the value of the portions of the unvested in-the-money stock options held by the named executive officer for which vesting would be accelerated upon the triggering event. The value of each such portion of such equity awards is calculated by multiplying (x) the closing stock price of our common stock of $46.14 per share on December 31, 2025, as reported on the Nasdaq Global Select Market (less the exercise price per share of the option) by (y) the number of shares covered by such portion of the equity award. Accelerated vesting of equity awards is not included in the table above in a termination unrelated to a change in control as the named executive officers do not have a contractual right to accelerated vesting of such awards in connection with such a termination of employment.

(2)

Represents change in control severance benefits based on a double-trigger arrangement, which assumes the named executive officer is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the named executive officer’s Executive Change in Control and Severance Agreement) in connection with, or within three months prior to, or 12 months following, a change of control of Vaxcyte.

Pay versus Performance Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the named executive officers or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.
The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our PEO and our non-PEO
named executive officers (collectively, the “Other NEOs”) as set forth above in the subsection titled “Executive Compensation—2025 Summary Compensation Table,” (ii) the compensation actually paid (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) the total shareholder return (“TSR”) of both the Company and the Nasdaq Biotechnology Index; (iv) our net loss; and (vi) the relationship of the CAP to those TSRs and net loss. Our compensation programs for named executive officers are not based on financial measures, and so we have not included a column regarding a “Company-Selected Measure.”

					Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total for PEO ($) (1) (b)	CAP to PEO ($) (2) (c)	Average SCT Total for Non-PEO NEOs ($) (3) (d)	Average CAP to Non-PEO NEOs ($) (4) (e)	TSR ($) (5) (f)	Peer Group TSR ($) (6) (g)	Net Loss ($) (Thousands) (7) (h)
2025	14,458,937	(26,740,761)	4,913,382	(8,087,655)	176	142	(766,628)
2024	39,639,512	42,669,028	13,803,059	15,535,124	313	107	(463,927)
2023	12,135,684	28,149,249	4,769,613	11,248,242	240	109	(402,266)
2022	13,661,941	29,657,130	5,315,171	12,584,386	183	105	(223,485)
2021	5,291,474	4,286,520	1,913,790	1,261,956	91	118	(100,077)

(1)
The dollar amounts reported in column (b) represent the amounts of total compensation reported for Grant E. Pickering (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to the subsection above titled “—Executive Compensation—Summary Compensation Table.” The SCT Total amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable years.

(2)
The dollar amounts reported in column (c) represent the amount of CAP to our PEO. The CAP amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable years. In accordance with Item 402(v), the following adjustments were made to our PEO’s SCT Total for each year to determine the CAP (to determine the value of stock options included in CAP, the Black-Scholes valuation model was used):

	2025	2024	2023	2022	2021
Adjustments	PEO	PEO	PEO	PEO	PEO
SCT Total	$14,458,937	$39,639,512	$12,135,684	$13,661,941	$5,291,474
(Deduct): Aggregate change in actuarial present value included in SCT Total for the covered fiscal year	—	—	—	—	—
Add: Service cost for the covered fiscal year	—	—	—	—	—
Add: Prior service cost for the covered fiscal year	—	—	—	—	—
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	$(13,014,207)	(38,242,213)	$(11,001,200)	$(12,559,049)	$(4,353,113)

	2025	2024	2023	2022	2021
Adjustments	PEO	PEO	PEO	PEO	PEO
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$4,841,526	$31,805,305	$15,786,448	$19,172,031	$4,105,563
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$(24,412,847)	$3,443,735	$7,868,081	$6,351,332	$(651,679)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$1,238,584	$3,702,839	$3,158,794	$2,321,656	790,370
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(9,852,754)	$2,319,850	$201,441	$709,220	$(896,095)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	—	—	—	—	—
CAP Amounts (as calculated)	$(26,740,761)	$42,669,028	$28,149,249	$29,657,130	$4,286,520

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Other NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Andrew Guggenhime, Jim Wassil, Mikhail Eydelman and Harp Dhaliwal; (ii) for 2024, Andrew Guggenhime, Jim Wassil and Mikhail Eydelman; (iii) for 2023, Andrew Guggenhime, Jim Wassil and Mikhail Eydelman; (iv) for 2022, Andrew Guggenhime, Jim Wassil, Mikhail Eydelman and Paul Sauer; and (v) for 2021, Andrew Guggenhime, Jim Wassil, Paul Sauer and Harp Dhaliwal. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs as a group during the applicable year.

(4)
The dollar amounts reported in column (e) represent the average of CAP to the Other NEOs as a group, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the Other NEOs as a group for each year to determine the CAP, using the same methodology described above in Note (2).

	2025	2024	2023	2022	2021
Adjustments	Other NEOs	Other NEOs	Other NEOs	Other NEOs	Other NEOs
SCT Total	$4,913,382	$13,803,059	$4,769,613	$5,315,171	$1,913,790
(Deduct): Aggregate change in actuarial present value included in SCT Total for the covered fiscal year	—	—	—	—	—
Add: Service cost for the covered fiscal year	—	—	—	—	—
Add: Prior service cost for the covered fiscal year	—	—	—	—	—
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	$(4,145,623)	$(13,014,265)	$(4,094,139)	$(4,575,299)	$(1,401,561)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$1,512,943	$10,724,688	$5,738,325	$8,149,296	$1,314,076
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$(7,194,238)	$1,483,006	$3,536,479	$2,700,860	$(399,844)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$492,834	$1,522,377	$1,243,430	$585,457	$192,495
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(3,666,953)	$1,016,259	$54,518	$408,902	$(357,000)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	—	—	—	—	—
CAP Amounts (as calculated)	$(8,087,655)	$15,535,124	$11,248,242	$12,584,386	$1,261,956

(5)
Cumulative TSR is calculated assuming an investment of $100 in our common stock at the closing price of $26.15 on June 12, 2020, the date our common stock commenced trading on the Nasdaq Global Select Market.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Biotechnology Index.

(7)	Represents the amount of net loss as reported in our Statements of Comprehensive Loss included in our Annual Reports on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
Relationship Between CAP and Net Loss/TSR
The graphs below show the relationship of our PEO’s and Other NEOs’ CAP to (i) our net loss, and (ii) the TSR of both the Company and the Nasdaq Biotechnology Index.

CAP vs Net Loss
50,000
40,000
30,000
20,000
10,000
-
(10,000)
(20,000)
(30,000)
(40,000)
CAP (thousands)
-
(100,000)
(200,000)
(300,000)
(400,000)
(500,000)
(600,000)
(700,000)
(800,000)
(900,000)
Net loss (thousands)
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Net Loss

CAP vs Company and Peer Group TSR
50,000
40,000
30,000
20,000
10,000
-
(10,000)
(20,000)
(30,000)
(40,000)
CAP (thousands)
350
300
250
200
150
100
50
-
TSR
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
TSR
Peer Group TSR

All information provided above under the “
Pay versus
Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Principal Executive Officer Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K under the Exchange Act, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee.

During fiscal year 2025, the principal executive officer of Vaxcyte was our Chief Executive Officer, Grant E. Pickering. For 2025, the annual total compensation for Mr. Pickering was $14,458,937. The annual total compensation for our median employee (identified as disclosed below) was $303,873, resulting in a pay ratio of approximately 48:1.

We identified the median employee as of December 31, 2025 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees, (B) target bonus for 2025, (C) estimated fair value of any equity awards granted during 2025, (D) all other compensation, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all Vaxcyte employees, excluding Mr. Pickering. Total compensation for all permanent employees (full-time or part-time) that were employed by Vaxcyte for less than the full fiscal year was annualized.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Limitations of Liability and Indemnification Matters

Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) contains provisions that limit the liability of our Officers (as defined below) and current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that no director or Officer will have personal liability to us (in the case of directors) or to our stockholders (in the case of directors and Officers) for monetary damages for breach of fiduciary duty as a director or Officer, except liability for:

•	any breach of the director’s or Officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission of the directors or Officers not in good faith or that involves intentional misconduct or a knowing violation of law;

•	directors for unlawful payments of dividends or unlawful stock repurchases or redemptions;

•	any transaction from which the director or Officer derived an improper personal benefit; or

•	an Officer in any action by or in the right of the corporation.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

“Officer” means only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the Delaware General Corporation Law.

Our Certificate of Incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law and provide that we may indemnify our other employees and agents.

Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board of Directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these Certificate of Incorporation and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plans at December 31, 2025

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants And Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders
2020 Plan(1)
Stock Options	10,722,777	50.22	8,821,691
RSUs	2,516,102	—	—
2014 Plan(2)	859,884	4.34	—
2020 ESPP(3)	345,087	28.01	2,019,358
Equity Compensation Plans Not Approved by Stockholders(4)	29,638	1.29	—

Total	14,473,488	38.14	10,841,049

(1)

The number of shares remaining available for future issuance under the 2020 Plan automatically increases on January 1st each year, through and including January 1, 2030, in an amount equal to the lesser of (i) 5%

of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year or (ii) a number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2026, the number of shares available for issuance under the 2020 Plan automatically increased by 6,552,942 shares.
(2)

Subsequent to the adoption of the 2020 Plan, no additional equity awards can be made under the 2014 Plan. Shares reserved and remaining available for issuance under the 2014 Plan were added to the 2020 Plan reserve upon its effectiveness.

(3)

The number of shares remaining available for future issuance under the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) automatically increases on January 1st of each year, through and including January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year, (ii) 1,500,000 shares of common stock or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year, which shall be the lesser of (i) or (ii) above.. On January 1, 2026, the number of shares available for issuance under the 2020 ESPP automatically increased by 1,310,588 shares.

(4)

Consists of stock options to purchase 29,638 shares granted outside of the 2020 Plan and 2014 Plan during January 2014 and September 2016. We have not granted any stock options outside of the 2014 Plan or 2020 Plan since September 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026 (unless noted otherwise) by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” above (referred to throughout this proxy statement as our named executive officers);

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 144,314,981 shares outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for persons listed in the table is c/o Vaxcyte, Inc., 825 Industrial Road, Suite 300, San Carlos, California 94070.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise, RSU vesting or otherwise, within 60 days after March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Common Stock
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
FMR LLC(1)	13,132,825	9.1%
Janus Henderson Group plc(2)	13,104,203	9.1%
RA Capital Management, L.P.(3)	12,964,491	9.0%
T. Rowe Price Investment Management, Inc.(4)	11,296,333	7.8%
BlackRock, Inc.(5)	9,825,638	6.8%
Directors and Named Executive Officers
Grant E. Pickering(6)(7)	2,205,945	1.5%
Andrew Guggenhime(6)(8)	909,719	*
Jim Wassil(6)	639,166	*
Mikhail Eydelman(6)	159,825	*
Harp Dhaliwal(6)	246,630
Carlos Paya(6)(9)	92,266	*
Olivier Brandicourt(6)	24,094
Annie Drapeau(6)	92,266	*
John Furey(6)	24,332	*
Halley Gilbert(6)	90,765	*
Jacks Lee(6)	47,891	*
Teri Loxam(6)	79,766	*
Heath Lukatch(6)	83,266	*
All directors and executive officers as a group (13 persons)(6)	4,695,931	3.3%

*	Represents beneficial ownership of less than 1%.

(1)

Based solely on information provided in the Schedule 13G/A filed with the SEC on September 5, 2025, by FMR LLC (“FMR”) and Abigail P. Johnson. As of August 29, 2025, FMR reported having sole voting power over 13,090,519 shares of our common stock. FMR and Abigail P. Johnson reported having sole dispositive power over 13,132,825 shares of our common stock. The address for each of these reporting persons is 245 Summer Street, Boston, MA 02210.

(2)

Based solely on information provided in the Schedule 13G/A filed with the SEC on November 14, 2025, by Janus Henderson Group plc (“Janus Henderson”). As of September 30, 2025, Janus Henderson reported having shared voting and shared dispositive power over 13,104,203 shares of our common stock. The address for Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)

Based solely on information provided in the Schedule 13G/A filed with the SEC on May 15, 2025, by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the “Fund,” and collectively, the “RA Capital Reporting Persons”). As of March 31, 2025, RA Capital, Dr. Kolchinsky and Mr. Shah reported shared voting and shared dispositive power over 12,964,491shares of our common stock, and the Fund reported shared voting and shared dispositive power over 12,017,366 shares of our common stock. The Fund directly holds (i) 11,242,024 shares of our common stock and (ii) pre-funded warrants (“Pre-Funded Warrants”) exercisable for up to 1,500,000 shares of our common stock subject to a Beneficial Ownership Blocker (as defined below). The RA Capital Nexus Fund, L.P. (the “Nexus Fund”) directly holds 947,125 shares of our common stock. The Pre-Funded Warrants are subject to a beneficial ownership blocker (“Beneficial Ownership Blocker”), which precludes the exercise of the Pre-Funded Warrants to the extent that, following exercise, the RA Capital Reporting Persons, together with its affiliates and other attribution parties, would own more than 9.99% of our outstanding common stock. The address for the RA Capital Reporting Persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)

Based solely on information provided in the Schedule 13G/A filed with the SEC on February 17, 2026, by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). As of December 31, 2025, T. Rowe Price reported having sole voting power over 11,064,015 shares of our common stock, and sole dispositive power over 11,296,333 shares of our common stock. The address for T. Rowe Price is 1307 Point Street, Baltimore, MD 21231.

(5)

Based solely on information provided in the Schedule 13G/A filed with the SEC on April 17, 2025, by BlackRock, Inc. (“BlackRock”). As of March 31, 2025, BlackRock reported having sole voting power over 9,688,274 shares of our common stock, and sole dispositive power over 9,825,638 shares of our common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)	Includes shares of our common stock which the named person has the right to acquire, through option exercise, RSU vesting or otherwise, within 60 days after March 31, 2026, as described below:

Held by	Shares (#)
Grant E. Pickering	1,600,807
Andrew Guggenhime	812,876
Jim Wassil	629,054
Mikhail Eydelman	157,264
Harp Dhaliwal	236,201
Carlos Paya	85,091
Olivier Brandicourt	24,094
Annie Drapeau	85,091
John Furey	24,332
Halley Gilbert	83,590
Jacks Lee	46,341
Teri Loxam	72,591
Heath Lukatch	69,091

All directors and executive officers as a group (12 persons)	3,926,423

(7)	Includes 272,430 shares of common stock held by trusts for the benefit of Mr. Pickering’s children.

(8)

Includes 61,850 shares of common stock held by ALG 2025 GRAT HOLDINGS LLC (the “LLC”), of which 100% of the LLC interest is owned by a grantor retained annuity trust, of which Mr. Guggenhime is the sole annuitant and trustee.

(9)	Includes 76,625 shares of common stock held by a revocable trust of which Dr. Paya is the sole trustee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Below we describe transactions since January 1, 2025 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, director nominees, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors.

We have entered, and expect to continue to enter, into indemnification agreements with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that these Certificate of Incorporation and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a Related Person Transaction Policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was or will be a participant and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities, indebtedness and guarantees of indebtedness, and in which any related person had or will have a material interest. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxcyte stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (650) 837-0111 or send a written request to: Corporate Secretary, Vaxcyte, Inc., 825 Industrial Road, Suite 300, San Carlos, California 94070. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

* * *

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Mikhail Eydelman
Mikhail Eydelman
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

April 23, 2026

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Vaxcyte, Inc., 825 Industrial Road, Suite 300, San Carlos, California 94070.

VAXCYTE, INC.

825 INDUSTRIAL ROAD

SUITE 300

SAN CARLOS, CA 94070

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PT / 11:59 P.M. ET on June 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PCVX2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PT / 11:59 P.M. ET on June 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94650-P48490	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VAXCYTE, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: 1. Election of Class III Directors	All ☐	All ☐	Except ☐

    Nominees would serve until the 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Nominees:

01) Olivier Brandicourt, M.D.
02) Halley Gilbert, J.D.
03) Grant E. Pickering, M.B.A.

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.					☐	☐	☐
3. Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.					☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V94651-P48490

VAXCYTE, INC.

Annual Meeting of Stockholders

June 15, 2026 8:30 AM PT / 11:30 AM ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Grant Pickering and Andrew Guggenhime, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAXCYTE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 8:30 AM PT / 11:30 AM ET on June 15, 2026, at www.virtualshareholdermeeting.com/PCVX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side